UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section  14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

HealthSouth Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration State No.:

(3)	Filing Party:

(4)	Date Filed:

March 27, 2008

Dear Fellow Stockholder:

I am pleased to invite you to attend our 2008 annual meeting of stockholders of HealthSouth Corporation, to be held on Thursday, May 8, 2008, at 11:00 a.m., central time, at the Cahaba Grand Conference Center, located at our headquarters at 3660 Grandview Parkway (formerly One HealthSouth Parkway), Birmingham, Alabama.

We will review our 2007 performance and discuss our outlook for 2008, and respond to any questions you may have. We will also consider the items of business described in the Notice of Annual Meeting of Stockholders and Internet Availability of Proxy Materials and in the Proxy Statement accompanying this letter. The Proxy Statement contains important information about the matters to be voted on and the process for voting, along with information about HealthSouth, its management and its directors.

Every stockholder’s vote is important to us. Even if you plan to attend the Annual Meeting in person, please promptly vote by submitting your proxy by phone, by internet or by mail. The “Commonly Asked Questions” section of the Proxy Statement and the enclosed proxy card contain detailed instructions for submitting your proxy.

On behalf of the directors, management and employees of HealthSouth, thank you for your continued support of and ownership in our Company.

Sincerely,

 /s/ JON F. HANSON

Jon F. Hanson

Chairman of the Board of Directors

HEALTHSOUTH CORPORATION

Notice of Annual Meeting of Stockholders

and

Internet Availability of Proxy Materials

TIME	11:00 a.m., central time, on Thursday, May 8, 2008
PLACE

Cahaba Grand Conference Center

3660 Grandview Parkway (formerly One HealthSouth Parkway)

Birmingham, Alabama 35243

Directions to the annual meeting are available by calling investor relations at (205) 967-7116.

ITEMS OF BUSINESS

(1)    To elect ten directors to the board of directors to serve until our 2009 annual meeting of stockholders.

•     The Board of Directors recommends a vote FOR each nominee.

(2)    To ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

•     The Board of Directors recommends a vote FOR ratification.

(3)    To approve the HealthSouth 2008 Equity Incentive Plan.

•     The Board of Directors recommends a vote FOR approval.

(4)    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a stockholder of record of the Company on March 19, 2008.
PROXY VOTING

Your vote is important. Please vote in one of these ways:

(1)    Via internet: Go to http://www.proxyvoting.com/hls and follow the instructions. You will need to enter the control number printed on your proxy card;

(2)    By telephone: Call toll-free 1-866-540-5760 and follow the instructions. You will need to enter the control number printed on your proxy card;

(3)    In writing: Complete, sign, date and promptly return your proxy card in the enclosed envelope; or

(4)    Submit a ballot in person at the annual meeting of stockholders.

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on May 8, 2008

HealthSouth’s Proxy Statement on Schedule 14A, form of proxy card, and 2007 Annual Report (including the 2007 Annual Report on Form 10-K) are available at: http://bnymobular.net/bnymellon/hls.

/S/ JOHN P. WHITTINGTON
Birmingham, Alabama	John P. Whittington

March 27, 2008                                                                                     Corporate Secretary

TABLE OF CONTENTS

   Page

INTRODUCTION	3
COMMONLY ASKED QUESTIONS	3
ITEMS OF BUSINESS REQUIRING YOUR VOTE	9
Proposal 1 – Election of Directors	9
Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	11
Proposal 3 – Approval of HealthSouth 2008 Equity Incentive Plan	13
CORPORATE GOVERNANCE AND BOARD STRUCTURE	18
Corporate Governance	18
Corporate Governance Guidelines	18
Code of Ethics	19
Corporate Website	19
Board Policy Regarding Voting for Directors	19
Communications to Directors	19
Board Structure and Director Nominations	20
Board Structure and Meetings	20
Criteria for Board Members	20
Director Nomination Process	21
Internal Process for Identifying Candidates	21
Proposals for Director Nominees by Stockholders	21
Evaluation of Candidates	22
Director Independence	22
Review of Director Independence	22
Determination of Director Independence	22
Standards of Director Independence	23
Committees of the Board of Directors	23
Committee Memberships and Meetings	23
Audit Committee	24
Compensation Committee	24
Compliance/Quality of Care Committee	25
Finance Committee	26
Nominating/Corporate Governance Committee	26
Compensation of Directors	27
Indemnification and Exculpation	28
AUDIT COMMITTEE REPORT	28
COMPENSATION COMMITTEE MATTERS	29
Scope of Authority	29
Role of Compensation Consultant	29
Role of Executive Officers and Management	30
Compensation Committee Interlocks and Insider Participation	30
Compensation Committee Report	30
EXECUTIVE COMPENSATION	31
Compensation Discussion and Analysis	31
Compensation Philosophy and Objectives	31
Business Challenges and Achievements	31
Determining Compensation	33
Elements of Executive Compensation	35

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Employment Agreements	43
Adjustments to Compensation for Mr. Grinney and Mr. Workman	43
Changes to Executive Compensation	46
Summary Compensation Table	46
Grants of Plan-Based Awards During 2007	47
Employment Arrangements	48
Employment Arrangement of Jay Grinney	48
Employment Arrangements of Other Named Executive Officers	49
Potential Payments upon Termination of Employment	50
Outstanding Equity Awards at December 31, 2007	51
Options Exercised and Stock Vested in 2007	52
Equity Compensation Plans	52
1993 Consultants Stock Option Plan	52
1998 Restricted Stock Plan	52
2002 Non-Executive Stock Option Plan	52
2004 Amended and Restated Director Incentive Plan	53
2005 Equity Incentive Plan	53
Retirement Investment Plan	53
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	54
Review and Approval of Transactions with Related Persons	54
Transactions with Related Persons	54
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	55
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	56
EXECUTIVE OFFICERS	57
GENERAL INFORMATION	58
APPENDIX A: HEALTHSOUTH 2008 EQUITY INCENTIVE PLAN	A-1

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HEALTHSOUTH CORPORATION

PROXY STATEMENT

INTRODUCTION

The annual meeting of stockholders of HealthSouth Corporation, a Delaware corporation (“HealthSouth,” or also “we,” “us,” “our,” or the “Company”), will be held on May 8, 2008, beginning at 11:00 a.m., central time, at our principal executive offices located at 3660 Grandview Parkway (formerly One HealthSouth Parkway), Birmingham, Alabama 35243. We encourage all of our stockholders to vote at the annual meeting, and we hope the information contained in this document will help you decide how you wish to vote at the annual meeting.

COMMONLY ASKED QUESTIONS

Why did I receive these proxy materials?

We are furnishing this proxy statement in connection with the solicitation by HealthSouth’s board of directors of proxies to be voted at our 2008 annual meeting and at any adjournment or postponement. At our annual meeting, stockholders will act upon the following proposals:

•	To elect ten directors to the board of directors to serve until our 2009 annual meeting of stockholders;
•	To ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm;
•	To approve the HealthSouth 2008 Equity Incentive Plan; and
•	To transact such other business as may properly come before the 2008 annual meeting of stockholders and any adjournment or postponement.

These proxy solicitation materials are being sent to our stockholders on or about March 28, 2008.

What do I need to attend the meeting?

Attendance at the 2008 annual meeting of stockholders is limited to stockholders. Registration will begin at 10:00 a.m. central time and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Additional rules of conduct regarding the meeting will be provided at the meeting.

Who is entitled to vote at the meeting?

The board of directors has determined that those stockholders who are recorded in our record books as owning shares of HealthSouth as of the close of business on March 19, 2008, are entitled to receive notice of and to vote at the annual meeting of stockholders. As of the record date, there were 87,861,271 shares of HealthSouth common stock issued and outstanding and 400,000 shares of 6.50% Series A Convertible Perpetual Preferred Stock issued and outstanding. Our preferred stock is convertible at the option of the holder at any time into shares of common stock at an initial conversion rate of 32.7869 shares of common stock per share of preferred stock, or an aggregate of 13,114,760 shares of common stock. Your shares may be (1) held directly in your name as the stockholder of record or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee, or both. Our common stock and our preferred stock are our only classes of outstanding voting securities. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Each share of preferred stock is entitled to one vote on each matter properly brought before the annual meeting voting together with the common stock.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

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Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank, or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. Submitting your proxy by telephone, by internet or by mail will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

Shares held beneficially in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank, or nominee.

Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank, or nominee. The internet and telephone voting procedures established for HealthSouth stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions, and to confirm those instructions have been properly recorded. Internet and telephone voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. eastern time on May 7, 2008. The availability of internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions you receive.

•

BY INTERNET – If you have internet access, you may submit your proxy from any location in the world by following the “internet” instructions on the proxy card. Please have your proxy card in hand when accessing the web site.

•

BY TELEPHONE – If you live in the United States, Puerto Rico, or Canada, you may submit your proxy by following the “telephone” instructions on the proxy card. Please have your proxy card in hand when you call.

•

BY MAIL – You may do this by marking, signing, and dating your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank, or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to Mellon Investor Services, Proxy Processing, P.O. Box 3500, Hackensack, NJ 07606-3500.

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If you cast your vote in any of the ways set forth above, your shares will be voted in accordance with your voting instructions unless you validly revoke your proxy. We do not currently anticipate that any other matters will be presented for action at the annual meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your shares on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

Can I access the proxy statement and annual report on the internet?

Yes. This proxy statement, the form of proxy card and the 2007 Annual Report (which includes our 2007 Form 10-K) are available at http://bnymobular.net/bnymellon/hls. If you are a stockholder of record and would like to access future Company proxy statements and annual reports electronically instead of receiving paper copies in the mail, there are several ways to do this. You can mark the appropriate box on your proxy card or follow the instructions if you vote by telephone or the internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a proxy card in the mail next year with instructions containing the internet address for those materials. Your choice will remain in effect until you advise us otherwise. If you have internet access, we hope you make this choice. Receiving future annual reports and proxy statements via the internet will be simpler for you, will save the Company money and is friendlier to the environment.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (“2007 Form 10-K”) and the proxy materials are also available without charge from our Company website at www.healthsouth.com under the heading “Who We Are/Investor Information.” The 2007 Form 10-K and the proxy materials are also available in print to stockholders without charge and upon request, addressed to HealthSouth Corporation, 3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243, Attention: Corporate Secretary.

New Securities and Exchange Commission rules permit the Company to provide stockholders with proxy materials electronically instead of in paper form, even if they have not made an election to receive the material electronically. If we decide to take advantage of this electronic delivery alternative in the future, stockholders will receive a Notice of Internet Availability of Proxy Materials with instructions on how to access the material on the internet.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the annual meeting by:

•	filing with our Corporate Secretary at 3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243 a signed, original written notice of revocation dated later than the proxy you submitted,
•	submitting a duly executed proxy bearing a later date,
•	voting by telephone or internet on a later date, or
•	attending the annual meeting and voting in person.

In order to revoke your proxy, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier. You may not revoke your proxy by any other means. If you grant a proxy, you are not prevented from attending the annual meeting and voting in person. However, your attendance at the annual meeting will not by itself revoke a proxy you have previously granted; you must vote in person at the annual meeting to revoke your proxy.

If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank, or nominee.

All shares that have been properly voted and not revoked will be voted at the annual meeting.

What is “householding” and how does it affect me?

In accordance with notices previously sent to stockholders, HealthSouth is delivering one annual report and proxy statement in one envelope addressed to all stockholders who share a single address unless they have notified

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us they wish to “opt out” of the program known as “householding.” Under this procedure, stockholders of record who have the same address and last name receive only one copy of proxy materials. Householding is intended to reduce our printing and postage costs. WE WILL DELIVER A SEPARATE COPY OF THE ANNUAL REPORT OR PROXY STATEMENT PROMPTLY UPON WRITTEN OR ORAL REQUEST. You may request a separate copy by contacting the office of investor relations at 3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243, or by calling (205) 967-7116.

If you are a beneficial stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must “opt-out” by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-800-542-1061, and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be householded until we notify you otherwise. If you own shares in nominee name (such as through a broker), information regarding householding of disclosure documents should have been forwarded to you by your broker.

Is there a list of stockholders entitled to vote at the meeting?

A complete list of stockholders entitled to vote at the meeting will be open for examination by HealthSouth stockholders for any purpose germane to the meeting, during regular business hours, for ten days prior to the meeting, at the meeting place.

What constitutes a quorum to transact business at the meeting?

Before any business may be transacted at the annual meeting, a quorum must be present. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of HealthSouth capital stock outstanding and entitled to vote on the record date will constitute a quorum. At the close of business on the record date, 87,861,271 shares of our common stock and 400,000 shares of our preferred stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting for purposes of a quorum.

What is the recommendation of the board of directors?

Our board of directors recommends a vote:

•	“FOR” the election of each of our ten nominees to the board of directors;
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as HealthSouth’s independent registered public accounting firm for 2008; and
•	“FOR” the approval of the HealthSouth 2008 Equity Incentive Plan.

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

There are different vote requirements for the proposals:

•

Each nominee for director named in Proposal One will be elected if the votes for the nominee exceed 50% of the number of votes cast with respect to such nominee. Votes cast with respect to a nominee will include votes to withhold authority but will exclude abstentions and broker non-votes.

•

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not be counted for or against the proposal.

•

The approval of the HealthSouth 2008 Equity Incentive Plan will be approved if the votes cast for such plan exceed those cast against the proposal. Abstentions and broker non-votes will not be counted for or against the proposal.

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A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any “non-discretionary” matter which includes any stockholder proposal. Without your voting instructions, a broker non-vote will occur. An “abstention” will occur at the annual meeting if your shares are deemed to be present at the annual meeting, either because you attend the annual meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the annual meeting. You should consult your broker if you have questions about this.

The affirmative vote of at least a majority of our issued and outstanding shares present, in person or by proxy, and entitled to vote at the annual meeting will be required to approve any stockholder proposal validly presented at a meeting of stockholders. Under applicable Delaware law, in determining whether any stockholder proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against any stockholder proposal. There are no dissenters’ rights of appraisal in connection with any stockholder vote to be taken at the annual meeting.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares of common stock and preferred stock are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2008.

Who will count the votes?

A representative of Mellon Investor Services, LLC, our transfer agent, will tabulate the votes and act as the inspector of election.

Who will pay for the cost of this proxy solicitation?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to access the proxy materials or vote over the internet, however, you are responsible for internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. To assist us in soliciting proxies, we have retained Mellon Investor Services, LLC, and we have agreed to pay Mellon Investor Services, LLC a fee of $9,000, and all reasonable out-of-pocket expenses incurred by it in connection with the provision of its proxy soliciting services. We will request banks, brokers, nominees, custodians, and other fiduciaries who hold shares of HealthSouth stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

Who should I contact if I have questions?

If you have any questions, need additional copies of the proxy materials, or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Mellon Investor Services, LLC

480 Washington Boulevard

Jersey City, New Jersey 07310-1900

Telephone: 888-261-6784

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NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT WILL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

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ITEMS OF BUSINESS REQUIRING YOUR VOTE

Proposal 1 – Election of Directors

Director Nominees

Our board of directors currently consists of ten members. Our board of directors proposes that each of the ten nominees listed below be elected at the annual meeting as members of our board of directors, to serve until our 2009 annual meeting of stockholders. Each director nominee named in Proposal One will be elected if the votes for the nominee exceed 50% of the number of votes cast with respect to such nominee. Votes cast with respect to a nominee will include votes to withhold authority but will exclude abstentions and broker non-votes. If a nominee becomes unable or unwilling to accept the nomination or election, the persons designated as proxies will be entitled to vote for any other person designated as a substitute nominee by our board of directors. We have no reason to believe that any of the following nominees will be unable to serve. Information relating to each of the director nominees proposed for election by our board of directors is set forth below.

Name	Age	Position	Date Became Director
Edward A. Blechschmidt *	55	Director; Member of Audit Committee (Chairman)	1/31/2004
John W. Chidsey *	45	Director; Member of Audit Committee	10/2/2007
Donald L. Correll *	57	Director; Member of Audit Committee and of Finance Committee (Chairman)	6/29/2005
Yvonne M. Curl *	53	Director; Member of Compensation Committee and of Compliance/Quality of Care Committee	11/18/2004
Charles M. Elson *	48	Director; Member of Nominating/Corporate Governance Committee (Chairman)	9/9/2004
Jay Grinney	57	Director; President and Chief Executive Officer	5/10/2004
Jon F. Hanson *	71	Director; Chairman of the Board of Directors; Member of Finance Committee and of Nominating/Corporate Governance Committee	9/17/2002
Leo I. Higdon, Jr. *	61	Director; Member of Compensation Committee (Chairman) and of Finance Committee	8/17/2004
John E. Maupin, Jr. *	61	Director; Member of Nominating/Corporate Governance Committee and of Compliance/Quality of Care Committee (Chairman)	8/17/2004
L. Edward Shaw, Jr. *	63	Director; Member of Compensation Committee and of Compliance/Quality of Care Committee	6/29/2005

*	Denotes independent director.

There are no arrangements or understandings known to us between any of the nominees listed above and any other person pursuant to which a director was or is to be selected as a director or nominee, other than any arrangements or understandings with directors or officers of HealthSouth acting solely in their capacities as such.

Edward A. Blechschmidt

Mr. Blechschmidt was acting chief executive officer for Novelis, Inc. from December 2006 to May 2007. He was chairman, chief executive officer and president of Gentiva Health Services, Inc., a leading provider of specialty pharmaceutical and home health care services, from March 2000 to June 2002. From March 1999 to March 2000, Mr. Blechschmidt served as chief executive officer and a director of Olsten Corporation. He served as president of Olsten Corporation from October 1998 to March 1999. He also served as president and chief executive officer of Siemens Nixdorf Americas and Siemens’ Pyramid Technology from July 1996 to October 1998. Prior to Siemens, he spent more than 20 years with Unisys Corp., including serving as its chief financial officer. Mr. Blechschmidt serves as a director of Lionbridge Technologies, Inc. and Columbia Laboratories, Inc.

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John W. Chidsey

Mr. Chidsey has served as the chief executive officer of Burger King Holdings, Inc. and a member of its board of directors since April 2006. From September 2005 until April 2006, he served as president and chief financial officer. He served as president, North America from June 2004 to September 2005, and as executive vice president and chief administration and financial officer from March 2004 until June 2004. Prior to joining Burger King, Mr. Chidsey served as chairman and chief executive officer for two corporate divisions of Cendant Corporation from January 1996 to March 2003. Prior to joining Cendant, Mr. Chidsey served as the director of finance of Pepsi-Cola Eastern Europe and the chief financial officer of PepsiCo World Trading Co., Inc. He serves on the Board of Trustees for Davidson College in Davidson, North Carolina.

Donald L. Correll

Effective April 17, 2006, Mr. Correll began serving as president and chief executive officer of American Water Works Company, Inc., the largest and most geographically diversified provider of water services in North America. Between August 2003 and April 2006, Mr. Correll served as president and chief executive officer of Pennichuck Corporation, a publicly traded holding company which, through its subsidiaries, provides public water supply services, certain water related services, and certain real estate activities, including property development and management. From 1991 to 2001, Mr. Correll served as chairman, president and chief executive officer of United Water Resources, Inc., a water and wastewater utility company. Prior to 1991, Mr. Correll spent nearly 15 years with United Water, including serving as its chief financial officer. From 2001 to 2003, Mr. Correll served as an independent advisor to water service and investment firms on issues relating to marketing, acquisitions, and investments in the water services sector. Mr. Correll served as a director of Interchange Financial Services from 1994 to 2007. Mr. Correll currently serves as a Commissioner of the New Jersey Water Supply Authority and a member of the USEPA Environmental Financial Advisory Board.

Yvonne M. Curl

Ms. Curl is a former vice president and chief marketing officer of Avaya, Inc., which offices she held from October 2000 through April 2004. Before joining Avaya, Ms. Curl was employed by Xerox Corporation beginning in 1976, where she held a number of middle and senior management positions in sales, marketing and field operations, culminating with her appointment to corporate vice president. Ms. Curl currently serves as a director of Nationwide Mutual Insurance Company and Charming Shoppes, Inc.

Charles M. Elson

Mr. Elson holds the Edgar S. Woolard, Jr., chair in corporate governance and has served as the director of the John L. Weinberg Center for Corporate Governance at the University of Delaware since 2000. Mr. Elson has served on the National Association of Corporate Directors’ Commissions on Director Compensation, Executive Compensation and the Role of the Compensation Committee, Director Professionalism, CEO Succession, Audit Committees, Governance Committee, Strategic Planning, and Director Evaluation, was a member of its Best Practices Council on Coping with Fraud and Other Illegal Activity, and presently serves on that organization’s Advisory Council. In addition, Mr. Elson serves as vice chairman of the American Bar Association’s Committee on Corporate Governance and was a member of the American Bar Association’s Committee on Corporate Laws. Mr. Elson also serves as a director of AutoZone, Inc. Mr. Elson has been Of Counsel to the law firm of Holland & Knight LLP from 1995 to the present.

Jay Grinney

Mr. Grinney was named our President and Chief Executive Officer on May 10, 2004. From June 1990 to May 2004, Mr. Grinney served in a number of senior management positions with HCA, Inc., or its predecessor companies, in particular, serving as president of HCA’s Eastern Group from May 1996 to May 2004, president of the Greater Houston Division from October 1993 to April 1996 and as chief operating officer of the Houston Region from November 1992 to September 1993. Before joining HCA, Mr. Grinney held several executive positions during a nine year career at the Methodist Hospital System in Houston, Texas.

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Jon F. Hanson

Mr. Hanson is the chairman and founder of The Hampshire Companies and has over 48 years of experience in the real estate industry. Mr. Hanson was named non-executive Chairman of the Board of HealthSouth, effective October 1, 2005. From 1994 through 2005, Mr. Hanson served as chairman of the National Football Foundation and College Hall of Fame, Inc. He now serves as chairman emeritus. Since 1991, Mr. Hanson has served as a director of Prudential Financial Corp., and he has also served as a director of the Hackensack University Medical Center for the past 20 years. Mr. Hanson also currently serves as a director of Pascack Community Bank and Yankee Global Enterprises.

Leo I. Higdon, Jr.

Mr. Higdon has served as president of Connecticut College since July 1, 2006. He served as the president of the College of Charleston from October 1, 2001 to June 30, 2006. Between 1997 and 2001, Mr. Higdon served as president of Babson College in Wellesley, Massachusetts. He also served as dean of the Darden Graduate School of Business Administration at the University of Virginia. His financial experience includes a 20-year tenure at Salomon Brothers, where he became vice chairman and member of the executive committee, managing the Global Investment Banking Division. Mr. Higdon also serves as a director of Eaton Vance Corp.

John E. Maupin, Jr.

Dr. Maupin is president of the Morehouse School of Medicine located in Atlanta, Georgia, a position he has held since July 2006. Prior to joining Morehouse, Dr. Maupin held several other senior administrative positions including president and chief executive officer of Meharry Medical College from 1994 to 2006, executive vice president and chief operating officer of the Morehouse School of Medicine from 1989 to 1994, chief executive officer of Southside Healthcare, Inc. from 1987 to 1989, and Deputy Commissioner of Health of the Baltimore City Health Department from 1984 to 1987. Dr. Maupin serves as a director of LifePoint Hospitals, VALIC Companies and Regions Financial Corp.

L. Edward Shaw, Jr.

Since March 1, 2006, Mr. Shaw has served as a senior managing director of Richard C. Breeden & Co., a multi-disciplinary professional services firm specializing in strategic consulting, corporate reorganizations, and governance matters. From 2004 to 2006, Mr. Shaw was Of Counsel with the international law firm of Gibson Dunn & Crutcher LLP. From January 1, 2004 to September 15, 2004, Mr. Shaw practiced law as a sole practitioner and served as Independent Counsel to the Board of Directors of the New York Stock Exchange on regulatory matters. From 1999 to 2003, Mr. Shaw served as general counsel of Aetna, Inc., one of the leading providers of health and group insurance benefits in the United States. Mr. Shaw also served as an executive vice president and member of the Office of the Chairman of Aetna from 2000 to 2003. Mr. Shaw also serves as a director of H & R Block, Inc., Mine Safety Appliances Co., and Covenant House, the nation’s largest privately funded provider of crisis care to children.

Board Recommendation

The board of directors recommends that you vote “FOR” the election of all ten director nominees.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Appointment of PricewaterhouseCoopers LLP

In accordance with its charter, the Audit Committee selected the firm of PricewaterhouseCoopers LLP to be HealthSouth’s independent registered public accounting firm for 2008, and with the endorsement of the board of directors, recommends to our stockholders that they ratify that appointment. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting and will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public accounting firm, both in fact and appearance. Consistent with its charter, the committee has evaluated PricewaterhouseCoopers LLP’s qualifications, performance, and independence,

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including that of the lead audit partner. The Audit Committee reviews and approves, in advance, the audit scope, the types of non-audit services, if any, and the estimated fees for each category for the coming year. For each category of proposed service, PricewaterhouseCoopers LLP is required to confirm that the provision of such services does not impair their independence. Before selecting PricewaterhouseCoopers LLP, the Audit Committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with PricewaterhouseCoopers LLP in all of these respects. The committee’s review included inquiry concerning any litigation involving PricewaterhouseCoopers LLP and any proceedings by the Securities and Exchange Commission (“SEC”) against the firm. In this respect, the committee has concluded that the ability of PricewaterhouseCoopers LLP to perform services for HealthSouth is in no way adversely affected by any such investigation or litigation.

Pre-Approval of Principal Accountant Services

The Audit Committee of our board of directors is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. In accordance with our Audit Committee’s charter, our Audit Committee must approve, in advance of the service, all audit and permissible non-audit services provided by our independent registered public accounting firm. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

The Audit Committee has established a policy regarding preapproval of all audit and permissible non-audit services provided by our independent registered public accounting firm, as well as all engagement fees and terms for our independent registered public accounting firm. Under the policy, the Audit Committee must approve annually a resolution setting forth the expected services to be rendered and fees to be charged by our independent registered public accounting firm during the year. The Audit Committee must approve, in advance, any services or fees exceeding preapproved levels. The Audit Committee has delegated general preapproval authority to a subcommittee of which the chairman of the Audit Committee is the only member. All requests or applications for services to be provided by our independent registered public accounting firm must be submitted to specified officers who may determine whether such services are included within the list of preapproved services. All requests for services that have not been preapproved must be accompanied by a statement that the request is consistent with the independent registered public accounting firm’s independence from HealthSouth.

Principal Accountant Fees and Services

With respect to the audits for the years ended December 31, 2007 and 2006, the Audit Committee approved the audit services to be performed by PricewaterhouseCoopers LLP, as well as certain categories and types of audit-related, tax, and permitted non-audit services. The following table shows the aggregate fees paid or accrued for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2007 and 2006, with respect to various services provided to us and our subsidiaries.

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	2007		2006
	(In Millions)
Audit Fees	$12.3	(1)	$24.8	(3)
Audit-Related Fees	0.9	(2)	1.4	(4)
Total Audit and Audit –Related Fees	13.2		26.2
Tax Fees	0.0		0.0
All Other Fees (5)	3.8		3.6
Total Fees	$17.0		$29.8

(1)

Audit Fees – Represents aggregate fees paid or accrued for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting for the years ended December 31, 2007 and 2006; fees for professional services rendered for the review of financial statements included in our 2007 Form 10-Qs; and fees for professional services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory engagements required by various partnership agreements or state and local laws in the jurisdictions in which we operate or manage facilities.

(2)

Audit-Related Fees – Represents aggregate fees paid or accrued for professional services rendered for the carveout financial statement audits of our surgery centers, outpatient, and diagnostic divisions for the year ended December 31, 2006.

(3)

Audit Fees – Represents aggregate fees paid or accrued for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting for the years ended December 31, 2006 and 2005; fees for professional services rendered for the review of financial statements included in our 2006 Form 10-Qs (including the review of quarterly information for 2005, which had never been presented); and fees for professional services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory engagements required by various partnership agreements or state and local laws in the jurisdictions in which we operate or manage facilities.

(4)

Audit-Related Fees – Represents aggregate fees paid or accrued for professional services rendered for the carveout financial statement audits of our surgery centers, outpatient, and diagnostic divisions for the years ended December 31, 2005 and 2004, and the carveout financial statement audit of our diagnostic division for the year ended December 31, 2003.

(5)

All Other Fees – Represents fees for all other products and services provided by our independent registered public accounting firm that do not fall within the previous categories. More specifically, these fees include amounts paid to PricewaterhouseCoopers LLP for services as our Independent Review Organization, as stipulated in the December 2004 Corporate Integrity Agreement. It also includes fees for professional services for transaction support associated with the divestitures of our surgery centers, outpatient, and diagnostic divisions.

Board Recommendation

The board of directors and the Audit Committee recommend that you vote “FOR” ratifying the appointment of PricewaterhouseCoopers LLP as HealthSouth’s independent registered public accounting firm for 2008.

Proposal 3 – Approval of HealthSouth 2008 Equity Incentive Plan

Introduction

On February 21, 2008, the Board of Directors approved the adoption, subject to stockholder approval at the Annual Meeting, of the HealthSouth Corporation 2008 Equity Incentive Plan (the “2008 Plan”). A summary of the 2008 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2008 Plan, a copy of which is attached as Appendix A to this proxy statement.

Summary of 2008 Plan

Purpose. The purpose of the 2008 Plan is to promote HealthSouth’s success and enhance the value of HealthSouth by linking the personal interests of its employees, officers, and directors to those of its stockholders, and by providing participants with an incentive for outstanding performance.

Eligibility. The 2008 Plan permits the grant of incentive awards to employees, officers, and directors of HealthSouth and its affiliates as selected by the Compensation Committee.

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Permissible Awards. The 2008 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of common stock,
•	stock appreciation rights,
•	restricted stock and restricted stock units,
•	performance awards payable in stock or cash,
•	dividend equivalents, and
•	other stock-based awards.

Aggregate Shares. Subject to adjustment as provided in the 2008 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2008 Plan is 6,000,000.

Minimum Vesting Requirements. Any award of stock (other than an option) granted under the 2008 Plan to an employee will either (1) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (2) be granted solely in exchange for foregone cash compensation.

Oversight and Administration. The Compensation Committee provides oversight to the administration of the 2008 Plan. The Compensation Committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2008 Plan; and make all other decisions and determinations that may be required under the 2008 Plan. The board of directors may at any time administer the 2008 Plan. If it does so, it will have all the powers of the Compensation Committee. The Compensation Committee has adopted an equity award program for the administration of the 2008 Plan. See “Compensation Discussion and Analysis” in this proxy statement for more information.

Stock Options. The Compensation Committee is authorized to grant incentive stock options or non-qualified stock options under the 2008 Plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant and no option may have a term of more than 10 years.

Stock Appreciation Rights. The Compensation Committee may also grant stock appreciation rights (“SARs”). These provide the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of one share of common stock on the grant date. SARs may be payable in cash or shares of common stock or a combination thereof. No SAR may be exercised more than 10 years from the grant date.

Restricted Stock Awards. The Compensation Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

Restricted Stock Units. The Compensation Committee may make awards of restricted stock units to non-employee directors, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose. Upon lapse of such restrictions, shares of common stock or cash may be issued to the participant in settlement of the restricted stock units.

Performance Awards. The Compensation Committee may grant performance awards that are designated in cash (performance units) or in shares of common stock (performance shares). The Compensation Committee will have the complete discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards in its discretion which, depending on the extent to which they are met, will determine the number and value of performance awards that will be paid to the participant.

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Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the shares of common stock subject to an award, as determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock as deemed by the Compensation Committee to be consistent with the purposes of the 2008 Plan, including, without limitation, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, and awards valued by reference to book value of shares of common stock or the value of securities of or the performance of specified parents or subsidiaries. The Compensation Committee will determine the terms and conditions of any such awards, subject to the minimum vesting requirements discussed above.

Performance Goals. Options and SARs granted under the 2008 Plan will automatically qualify as performance-based awards that are fully deductible by HealthSouth without regard to the $1 million deduction limit imposed by §162(m) of the Code. The Compensation Committee may designate any other award under the 2008 Plan (such as, for example, a cash incentive bonus or restricted stock award) as a qualified performance-based award in order to make the award fully deductible under Code §162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more performance criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a division, affiliate, region, department or function within HealthSouth or an affiliate. Performance criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially created index of HealthSouth competitors or peers. Performance criteria for qualified performance-based awards will be limited to specified levels or increases in:

•	earnings per share or other corporate measure;
•	profit (net profit, gross profit, operating profit, economic profit or other profit measures);
•	net income;
•	revenue;
•	stock price or performance;
•	total stockholder return;
•	return measures (return on assets, capital, equity or revenue);
•	EBITDA (earnings before interest, taxes, depreciation and amortization);
•	market share;
•	expenses;
•	business expansions or consolidation;
•	internal rate of return;
•	planning accuracy;
•	year-over-year patient volume growth; and
•	quality of care metrics.

For a qualified performance-based award, the Compensation Committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may not increase any award or, except in the

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case of certain qualified terminations of employment, waive the achievement of any specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may (but need not) permit other transfers where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable. No award may be transferred for value. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless otherwise provided in an award agreement, if a participant is terminated without cause (as such terms are defined in the 2008 Plan) within 24 months after a change in control of HealthSouth (as defined in the 2008 Plan), all of such participant’s outstanding options and SARs will become fully vested and exercisable and all restrictions on his or her outstanding restricted stock awards will lapse. In each of the above cases except retirement, the Compensation Committee also may (but need not) waive the achievement of performance goals under the participant’s Code §162(m) performance-based awards. The Compensation Committee may accelerate awards for any other reason. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments. In the event of a stock-split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2008 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price. In the event the common stock will be changed into or exchanged for a different number or class of shares of stock or securities of HealthSouth or of another corporation, the authorization limits under the 2008 Plan will automatically be adjusted proportionately, and there will be substituted for each such share of common stock, the number or class of shares into which each outstanding share of common stock will be so exchanged, all without any change in the aggregate purchase price.

Termination and Amendment. The board of directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2008 Plan without stockholder approval; but if an amendment to the 2008 Plan would, in the reasonable opinion of the board or the Compensation Committee, materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable under the 2008 Plan, expand the types of awards, materially modify the requirements for eligibility, materially expand the term of the 2008 Plan, or otherwise constitute a material amendment requiring stockholder approval under applicable laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the board or the Compensation Committee may condition any amendment on the approval of the stockholders for any other reason, including necessity or advisability under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the 2008 Plan may adversely affect any award previously granted under the 2008 Plan without the written consent of the participant. The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the antidilution provisions of the 2008 Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Certain Federal Tax Effects.

Nonqualified Stock Options.There will be no federal income tax consequences to the optionee or to HealthSouth upon the grant of a nonqualified stock option under the 2008 Plan. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and HealthSouth will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

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Incentive Stock Options.There typically will be no federal income tax consequences to the optionee or to HealthSouth upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and HealthSouth will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and HealthSouth will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a SAR will not recognize income, and HealthSouth will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and HealthSouth will be allowed as a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m).

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and HealthSouth will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and HealthSouth will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m). If the participant files an election under Code §83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and HealthSouth will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code §83(b) election.

Restricted Stock Units. The recipient will not recognize income, and HealthSouth will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon issuance of shares of common stock in settlement of a restricted stock unit award, the recipient will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and HealthSouth will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m).

Performance Awards. A participant generally will not recognize income, and HealthSouth will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive payment of cash or shares under the performance award, the cash amount of the fair market value of the shares of stock will be ordinary income to the participant, and HealthSouth will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m).

New Plan Benefits Table

The value, number of units and type of equity to be awarded under future long-term incentive programs depend on a number of factors, including, but not limited to, the Company’s performance, the Company’s goals and objectives, individual performance and the discretion of the Compensation Committee. Accordingly, it is not possible to determine at this time the grants that will be awarded to any participant under the 2008 Plan for 2008 performance. However, it is possible to indicate future intent of the Compensation Committee based on the recent equity grants.

In February 2008, the Compensation Committee approved certain equity grants that are reflective of the Compensation Committee’s intent to shift aggressively to performance based equity awards for the executive officers and senior officer levels. At least half of the grant value of the most recent awards (two-thirds in the

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case of Mr. Grinney) is comprised of performance-based restricted stock. This type of award has a two-year performance period which links achievement of the award to the achievement by the Company of a pre-determined, cumulative earnings per share goal and a total stockholder return goal relative to the defined peer group. These goals strongly link to creating stockholder value. If threshold goals are attained, then a grant will occur, the value of which corresponds with the achievement level. The shares granted then have a one-year time based restriction period before restrictions lapse and shares are released to the executive. If threshold goals are not attained, then no grant will occur. Although the grants described in the table below were made under the 2005 Equity Incentive Plan and the 1998 Restricted Stock Plan, the Compensation Committee anticipates using a similar performance-based approach for awards under the proposed 2008 Plan.

Name and Position	Dollar Value ($)	Number of Units[1]
Jay Grinney – Chief Executive Officer	$4,000,000	317,470[2]
John Workman – Chief Financial Officer	$1,000,000	91,990[3]
John Whittington, Executive Vice President, General Counsel and Corporate Secretary	$700,000	64,450[4]
Mark Tarr – Executive Vice President, Operations	$700,000	64,450[5]
Executive Group (all of the above)	$6,400,000	538,360
Non-Executive Director Group	$810,000	49,788[6]
Non-Executive Officer Employee Group	$8,532,000	455,750[7]

1 Number of units granted was based on an assumed option value of $7.74 and on assumed stock value of $18.24.

2Represents 170,540 options and 146,930 units of performance-based restricted stock.

3Represents 64,550 options and 27,440 units of performance-based restricted stock.

4Represents 45,250 options and 19,200 units of performance-based restricted stock.

5Represents 45,250 options and 19,200 units of performance-based restricted stock.

6Represents restricted stock units granted pursuant to the 2004 Amended and Restated Director Incentive Plan.

7Represents 366,450 units of time-based restricted stock and 89,300 units of performance-based restricted stock.

Board Recommendation

The board of directors recommends that you vote “FOR” the approval of the HealthSouth 2008 Equity Incentive Plan.

CORPORATE GOVERNANCE AND BOARD STRUCTURE

Corporate Governance

Corporate Governance Guidelines

The board of directors has adopted Corporate Governance Guidelines, which provide, among other things, that each member of our board of directors will:

•	dedicate sufficient time, energy, and attention to ensure the diligent performance of his or her duties;
•	comply with the duties and responsibilities set forth in the Corporate Governance Guidelines and in our By-Laws;
•	comply with all duties of care, loyalty, and confidentiality applicable to directors of publicly traded Delaware corporations; and
•	adhere to our Standards of Business Conduct, including the policies on conflicts of interest.

Our Nominating/Corporate Governance Committee oversees and periodically reviews the Guidelines, and recommends any proposed changes to the board of directors for approval.

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Code of Ethics

We have adopted Standards of Business Conduct (our “code of ethics”) that applies to all employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The purpose of the code of ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by HealthSouth; to promote compliance with all applicable rules and regulations that apply to HealthSouth and its officers and directors; to promote the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and to promote accountability for adherence to the code. We will disclose any future amendments to, or waivers from, certain provisions of these ethical policies and standards for officers and directors on our website promptly following the date of such amendment or waiver.

Corporate Website

We maintain a corporate governance section on our website which contains copies of our principal governance documents, including our code of ethics. Our corporate governance section is located at www.healthsouth.com under the heading “Who We Are / Corporate Governance,” and includes the following documents, among others:

•	Charter of the Audit Committee
•	Charter of the Compensation Committee
•	Charter of the Compliance/Quality of Care Committee
•	Charter of the Finance Committee
•	Charter of the Nominating/Corporate Governance Committee
•	Standards of Business Conduct
•	Corporate Governance Guidelines

Our stockholders may obtain, without charge, copies of the documents listed above upon written request to: HealthSouth Corporation, 3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243, Attention: Corporate Secretary.

Board Policy Regarding Voting for Directors

HealthSouth has implemented a majority vote standard in the election of directors. In addition, HealthSouth has adopted a policy whereby any incumbent director nominee who receives a greater number of votes “against” his or her election than votes “for” such election will tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will recommend to the board of directors the action to be taken with respect to such offer of resignation.

Communications to Directors

Stockholders and other parties interested in communicating directly to the board of directors, any committee, or any non-management director may do so by writing to the address listed below:

HEALTHSOUTH CORPORATION

BOARD OF DIRECTORS

P.O. BOX 382827

BIRMINGHAM, ALABAMA 35238

ATTENTION: [Addressee*]

* The “Addressee” description will allow HealthSouth to direct the communication to the intended recipient.

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All communications received as set forth in this paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board of directors or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Board Structure and Director Nominations

Board Structure and Meetings

Our business, property, and affairs are managed under the direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our chief executive officer and other officers, by reviewing materials provided to them, by visiting our offices, and by participating in meetings of the board of directors and its committees.

The board of directors met 10 times during 2007. Each incumbent member of the board of directors attended 75% or more of the aggregate of the meetings of the board of directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively. In addition, it is HealthSouth’s policy that directors are expected to attend the annual meeting of stockholders. The members of the board of directors generally hold a meeting immediately following the annual meeting of stockholders. Thus, the annual meeting of stockholders and the board of directors meeting are held at the same location to further facilitate and encourage the directors to attend the annual meeting of stockholders. All members of our board of directors attended the annual meeting in 2007.

Criteria for Board Members

The Nominating/Corporate Governance Committee considers the following factors in evaluating the suitability of candidates and nominees to our board of directors:

•	Integrity: Candidates should demonstrate high ethical standards and integrity in their personal and professional dealings.
•	Accountability: Candidates should be willing to be accountable for their decisions as directors.
•	Judgment: Candidates should possess the ability to provide wise and thoughtful counsel on a broad range of issues.
•

Responsibility: Candidates should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion. Directors must be able to comply with all duties of care, loyalty, and confidentiality applicable to directors of publicly traded Delaware corporations.

•	High Performance Standards: Candidates should have a history of achievements which reflects high standards for themselves and others.
•

Commitment and Enthusiasm: Candidates should be committed to, and enthusiastic about, their performance for the Company as directors, both in absolute terms and relative to their peers. Directors should be free from conflicts of interest and be able to devote sufficient time to satisfy their board responsibilities.

•

Financial Literacy: Candidates should be able to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company.

•	Courage: Candidates should possess the courage to express views openly, even in the face of opposition.

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Director Nomination Process

The Nominating/Corporate Governance Committee of the board of directors developed a policy regarding director nominations (“Nominations Policy”). The Nominations Policy describes the process by which candidates for possible inclusion in HealthSouth’s slate of director nominees are selected.

Internal Process for Identifying Candidates

The Nominating/Corporate Governance Committee has two primary methods for identifying director nominees (other than those proposed by stockholders, as discussed below). First, on a periodic basis, the committee solicits ideas for possible candidates from members of the board of directors, senior level executives, and individuals personally known to the members of the board. Second, the committee may from time to time use its authority under its charter to retain, at HealthSouth’s expense, one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

Proposals for Director Nominees by Stockholders

The Nominating/Corporate Governance Committee will consider written proposals from stockholders for director nominees. In considering candidates submitted by stockholders, the Nominating/Corporate Governance Committee will take into consideration the needs of the board of directors and the qualifications of the candidate. In accordance with our By-Laws, any such nominations must be delivered or mailed to and received by the Nominating/Corporate Governance Committee, c/o the Corporate Secretary, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, a nomination, in order to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. The Nominating/Corporate Governance Committee received no nominee recommendations from stockholders beneficially owning more than 5% of HealthSouth’s voting common stock. For nominations for our 2009 annual meeting of stockholders, stockholder nomination must be delivered to or mailed and received at our principal executive offices on or after January 8, 2009 and not later than the close of business on February 7, 2009.

Stockholder nominations must include certain prescribed information set forth in Section 3.4 of the By-Laws, as amended. Specifically, stockholder nominations must set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of HealthSouth capital stock which are owned beneficially or of record by the person, (d) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the board of directors, in accordance with the Corporate Governance Guidelines, and (e) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) the name and record address of such stockholder, (b) the class or series and number of shares of HealthSouth capital stock which are owned beneficially or of record by such stockholder, (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The By-Laws will be provided to any stockholder by mail without charge upon request to the corporate secretary.

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Evaluation of Candidates

The Nominating/Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. If, after the committee’s initial evaluation, a candidate meets the criteria for membership, the chair of the Nominating/Corporate Governance Committee will interview the candidate and communicate the chair’s evaluation to the other members of the committee, the chairman of the board and the chief executive officer. Later reviews will be conducted by other members of the committee and senior management. Ultimately, background and reference checks will be conducted and the committee will meet to finalize its list of recommended candidates for the board’s consideration. The candidates recommended for the board’s consideration will be those individuals that will create a board of directors that is, as a whole, strong in its collective knowledge of, and diverse in skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

Charles M. Elson, as chair of the Nominating/Corporate Governance Committee, recommended director nominee, John W. Chidsey, to the Nominating/Corporate Governance Committee.

Director Independence

Review of Director Independence

On February 21, 2008, the board of directors undertook its review of the independence of the nominees as independent directors based on our Corporate Governance Guidelines. During its review, the board of directors assessed whether any transactions or relationships exist currently or during the past three years existed between any director or any member of his or her immediate family and HealthSouth and its subsidiaries, affiliates, or our independent registered public accounting firm. The board of directors also examined whether there were any transactions or relationships between any director or any member of his or her immediate family and members of the senior management of HealthSouth or their affiliates. In connection with this determination, on an annual basis, each director and executive officer is required to complete a Director and Officer Questionnaire which requires disclosure of any transactions with HealthSouth in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. The board of directors considered that in the ordinary course of business, transactions may occur between HealthSouth and its subsidiaries and companies at which some of our directors are or have been officers. In each case, the amount of transactions from these companies in each of the last three years did not approach the levels set forth in the Corporate Governance Guidelines. The board of directors also considered charitable contributions to not-for-profit organizations of which our directors or immediate family members are executive officers, none of which approached the levels set forth in our Corporate Governance Guidelines.

Determination of Director Independence

Based on its review, the board of directors affirmatively determined that each of Edward A. Blechschmidt, John W. Chidsey, Donald L. Correll, Yvonne M. Curl, Charles M. Elson, Jon F. Hanson, Leo I. Higdon, Jr., John E. Maupin, Jr. and L. Edward Shaw, Jr. is an independent director in accordance with our Corporate Governance Guidelines. Mr. Grinney, who is our chief executive officer, was not deemed to be independent. Each of HealthSouth’s directors other than Mr. Grinney also satisfies the definition of independence contained in Rule 303A.02 of the listing standards for the New York Stock Exchange (the “NYSE”). The board of directors also determined that:

•

each member of the Audit Committee, the Compensation Committee, the Compliance/Quality of Care Committee, and the Nominating/Corporate Governance Committee was an independent director under our Corporate Governance Guidelines and otherwise meets the qualifications for membership on such committee imposed by the NYSE and other applicable laws and regulations;

•

each member of the Audit Committee had accounting or related financial management expertise and was financially literate, and otherwise meets the audit committee membership requirements imposed by the NYSE, our Corporate Governance Guidelines, and other applicable laws and regulations; and that

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each of Mr. Blechschmidt, Mr. Chidsey and Mr. Correll qualify as an “audit committee financial expert” within the meaning of SEC regulations; and

•	each member of the Compliance/Quality of Care Committee was an independent director under our Corporate Governance Guidelines.

In addition, there are no arrangements or understandings known to us between any of the directors nominated for election to the board of directors and any other person pursuant to which a director was or is to be elected as a director or nominee, other than any arrangements or understandings with directors or officers of HealthSouth acting solely in their capacities as such. None of our directors, nominees or executive officers is a party to any material proceedings adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Standards of Director Independence

Under the listing standards adopted by the NYSE, a director will be considered “independent” and found to have no material relationship with the Company if during the prior three years:

•	The director has not been an employee of the Company or any of its subsidiaries, and no immediate family member of the director has been an executive officer of the Company;
•

Neither the director nor an immediate family member of the director has received more than $100,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on future service);

•	The director has not been affiliated with or employed by a present or former internal or external auditor of the Company;
•

No immediate family member of the director has been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; and

•

The director has not been an executive officer or employee, and no immediate family member of the director has been an executive officer, of a company that makes payments to or receives payments from the company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Committees of the Board of Directors

Committee Memberships and Meetings

Our board of directors has the following five standing committees, each of which is governed by a charter and reports its actions and recommendations to the board of directors: Audit Committee, Compensation Committee, Compliance/Quality of Care Committee, Finance Committee, and Nominating/Corporate Governance Committee. The following table shows the number of meetings and the membership of each board committee as of December 31, 2007.

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	Audit Committee	Compensation Committee	Compliance/ Quality of Care Committee	Finance Committee	Nominating/ Corporate Governance Committee
# Meetings in 2007:	8	10	4	18	6
Edward A. Blechschmidt	Chair
John W. Chidsey	X
Donald L. Correll	X			Chair
Yvonne M. Curl		X	X
Charles M. Elson			X		Chair
Jon F. Hanson				X	X
Leo I. Higdon, Jr.		Chair		X
John E. Maupin, Jr.		X	Chair
L. Edward Shaw, Jr.			X		X

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s purpose, per the terms of its charter, is to assist the board of directors in fulfilling its responsibilities to the Company and its stockholders, particularly with respect to the oversight of the accounting, auditing, financial reporting, internal control, and compliance practices of HealthSouth. The specific responsibilities of the Audit Committee are, among others, to:

•

assist the board of directors in the oversight of the integrity of our financial statements and compliance with legal and regulatory requirements, the qualifications and independence of our independent auditor, and the performance of our internal audit function and our independent auditor;

•	appoint, compensate, replace, retain, and oversee the work of our independent auditor;
•

at least annually, review a report by our independent auditor regarding its internal quality control procedures, material issues raised by certain reviews, inquiries or investigations relating to independent audits within the last five years, and relationships between the independent auditor and the Company;

•

discuss our annual audited financial statements and quarterly financial statements with management and our independent auditor, as well as management’s assessment of and the independent auditor’s opinion regarding the effectiveness of the Company’s internal control over financial reporting;

•

discuss earnings press releases with management and our independent auditor, make recommendations to the board of directors regarding the filing of such press releases, and discuss financial information and earnings guidance provided to analysts and rating agencies;

•	set clear hiring policies for employees or former employees of our independent auditor; and
•

appoint and oversee the activities of our Inspector General who has the responsibility to identify violations of Company policy and law relating to accounting or public financial reporting, to review the Inspector General’s periodic reports and to set compensation for the Inspector General and its staff.

In connection with its duties, the committee reviews and evaluates, at least annually, the performance of the committee and its members, may obtain the advice and assistance of outside advisors, including consultants and legal and accounting advisors, and performs all acts reasonably necessary to fulfill its responsibilities and achieve its objectives. The Audit Committee concluded that, during 2007, it satisfied its duties and responsibilities under its charter. The Audit Committee Report is on page 28.

Compensation Committee

The Compensation Committee’s purpose and objectives are to oversee our compensation and employee benefit objectives, plans and policies and to review and recommend to the independent members of

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the board of directors the individual compensation of our executive officers in order to attract and retain high-quality personnel to better ensure our long-term success and the creation of long-term stockholder value. The specific responsibilities of the Compensation Committee are, among others, to:

•

review and approve our compensation programs and policies, including our benefit plans, incentive compensation plans and equity-based plans, to amend, or recommend that the board of directors amend, such programs, policies, goals or objectives, and act as (or designate) an administrator for such plans as may be required;

•

review and approve corporate goals and objectives relevant to the compensation of the chief executive officer and other executive officers and evaluate the performance of the chief executive officer and other executive officers in light of those goals and objectives;

•

determine and approve (either as a committee or together with the independent directors) the base compensation levels and incentive compensation levels for the chief executive officer and other executive officers and recommend the same to the board of directors for approval;

•	review and discuss with management the Company’s Compensation Discussion and Analysis, and recommend inclusion thereof in our annual report or proxy statement;
•	review and approve employment agreements, severance arrangements and termination arrangements and change in control arrangements to be made with any executive officer of the Company; and
•	review and recommend to the board of directors fees and retainers for non-employee members of the board and non-employee members and chairpersons of committees of the board.

In connection with its duties, the committee reviews and evaluates, at least annually, the performance of the committee and its members, may obtain the advice and assistance of outside advisors, including consultants and legal and accounting advisors, and perform all acts reasonably necessary to fulfill its responsibilities and achieve its objectives. As discussed in further detail on page 29, the Compensation Committee engaged Mercer Human Resource Consulting (“Mercer”) and Frederic W. Cook & Company (“Cook & Co.”) to assist it in its review and determination of executive compensation levels. The Compensation Committee Report is on page 30.

Compliance/Quality of Care Committee

The Compliance/Quality of Care Committee’s function is to assist our board of directors in fulfilling its fiduciary responsibilities relating to our regulatory compliance activities and to ensure we deliver quality care to our patients. The committee is primarily responsible for overseeing, monitoring, and evaluating HealthSouth’s compliance with all of its regulatory obligations other than tax and securities law-related obligations and reviewing the quality of services provided to patients at our facilities. The primary objectives and responsibilities of the Compliance/Quality of Care Committee are to:

•

ensure the establishment and maintenance of a regulatory compliance program and the development of a comprehensive quality of care program designed to measure and improve the qualify of care and safety furnished to patients;

•

appoint and oversee the activities of a chief compliance officer with responsibility for developing and implementing our regulatory compliance program, which is subject to our annual review, and approve, and perform, or have performed, an annual evaluation of the performance of the chief compliance officer and the compliance office;

•	review and approve annually the quality program description and the performance of the chief medical officer and the quality of care program;
•

monitor the Company’s compliance with any Corporate Integrity Agreement (“CIA”) or similar undertaking, with the U.S. Department of Health and Human Services (“HHS”) Office of Inspector General (“HHS-OIG”), or any other government agency;

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•

review periodic reports from the compliance officer, including an annual regulatory compliance report summarizing compliance-related activities undertaken by us during the year, and the results of all regulatory compliance audits conducted during the year, and review periodic reports from the chief medical officer regarding the Company’s efforts to advance quality patient care and patient safety; and

•	monitor and review our programs, policies, and procedures that support and enhance the quality of our medical and rehabilitative care.

In connection with its duties, the committee reviews and evaluates, at least annually, the performance of the committee and its members, may obtain the advice and assistance of outside advisors, including consultants and legal and accounting advisors, and perform all acts reasonably necessary to fulfill its responsibilities and achieve its objectives.

Finance Committee

The purpose and objectives of the Finance Committee are to assist our board of directors in the oversight of the use and development of our financial resources, including our financial structure, investment policies and objectives, and other matters of a financial and investment nature. The specific responsibilities of the Finance Committee are to review, evaluate, and make recommendations to the board of directors regarding HealthSouth’s:

•	capital structure and proposed changes thereto, including significant new issuances, purchases, or redemptions of our securities;
•	plans for allocation and disbursement of capital expenditures;
•	credit rating, activities with credit rating agencies, and key financial ratios;
•	long-term financial strategy and financial needs;
•	unusual or significant commitments or contingent liabilities; and
•	plans to manage insurance and asset risk.

In addition to its other responsibilities, the committee reviews and evaluates, at least annually, the performance of the committee and its members. In connection with its duties, the committee may obtain the advice and assistance of outside advisors, including consultants and legal and accounting advisors, and perform all acts reasonably necessary to fulfill its responsibilities and achieve its objectives.

Nominating/Corporate Governance Committee

The purposes and objectives of the Nominating/Corporate Governance Committee are to assist our board of directors in fulfilling its duties and responsibilities to us and our stockholders, and its specific responsibilities include, among others, to:

•

assist the board of directors in determining the appropriate characteristics, skills and experience for the individual members of the board of directors and the board of directors as a whole and create a process to allow the committee to identify and evaluate individuals qualified to become board members;

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make recommendations to the board regarding the composition of each standing committee of the board, to monitor the functioning of the committees of the board and make recommendations for any changes, review annually committee assignments and the policy with respect to rotation of committee memberships and/or chairpersonships, and report any recommendations to the board;

•	review the suitability for each board member’s continued service as a director when his or her term expires, and recommend whether or not the director should be re-nominated;
•	assist the board in considering whether a transaction between a board member and the Company presents an inappropriate conflict of interest and/or impairs the independence of any board member;

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•

recommend nominees for board membership to be submitted for stockholder vote at each annual meeting of stockholders, and to recommend to the board candidates to fill vacancies on the board and newly-created positions on the board; and

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develop and recommend to the board Corporate Governance Guidelines applicable to the Company that are consistent with applicable laws and listing standards and to periodically review those guidelines and to recommend to the board such changes as the committee deems necessary or advisable.

In connection with its duties, the committee reviews and evaluates, at least annually, the performance of the committee and its members, may obtain the advice and assistance of outside advisors, including consultants and legal and accounting advisors, and perform all acts reasonably necessary to fulfill its responsibilities and achieve its objectives. In connection with its duties, the committee may obtain the advice and assistance of outside advisors, including consultants and legal and accounting advisors, and perform all acts reasonably necessary to fulfill its responsibilities and achieve its objectives.

Compensation of Directors

In 2007, we provided the following annual compensation to directors who are not employees:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Edward A. Blechschmidt	$120,000	$90,000	–	–	$210,000
John W. Chidsey	23,750	90,003			113,753
Donald L. Correll	105,000	90,000	–	–	195,000
Yvonne M. Curl	95,000	90,000	–	–	185,000
Charles M. Elson	105,000	90,000	–	–	195,000
Jon F. Hanson	195,000	90,000	–	–	285,000
Leo I. Higdon, Jr.	110,000	90,000	–	–	200,000
John E. Maupin, Jr.	105,000	90,000	–	–	195,000
L. Edward Shaw, Jr.	95,000	90,000	–	–	185,000

(1)

The amounts reflected in this column are the retainer fees earned for service as a director for 2007, regardless of when such fees are paid. Retainer fees for the first quarter of 2008 are paid in December of 2007.

(2)

Each non-employee director received an award of restricted stock units with a grant date fair value of $90,000 (3,881 units), except Mr. Chidsey who received an award of restricted stock units at a later date with a grant date fair value of $90,003 (4,480 units). These awards are fully vested in that they are not subject to forfeiture; however, no shares underlying a particular award will be issued until the director ends his or her service on the board, as further described below under “2004 Amended and Restated Director Incentive Plan” on page 53. In prior years, non-employee directors received awards of restricted stock. The aggregate number of unvested restricted stock awards outstanding at fiscal year end was as follows: Mr. Blechschmidt (530), Mr. Correll (431), Ms. Curl (530), Mr. Elson (530), Mr. Hanson (530), Mr. Higdon (530), Dr. Maupin (530), and Mr. Shaw (431). The value of stock awards listed in this column has been determined based on the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 123 (Revised 2004), Share-Based Payment. This dollar amount recognized is the same as the grant date fair value for each award. The assumptions used in the valuation are discussed under the heading “Critical Accounting Policies - Share-Based Payments” in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our 2007 Form 10-K.

(3)

The aggregate number of option awards outstanding at fiscal year end was as follows: Mr. Hanson (10,000). Other than Mr. Grinney, whose option awards are disclosed under the table entitled “Outstanding Equity Awards at December 31, 2007,” no other directors had option awards outstanding at fiscal year end.

Non-employee directors of HealthSouth receive an annual cash retainer of $95,000. In addition to the cash retainer, the chairman of the board of directors and the chairperson of each committee receive additional compensation for his or her service as a chairperson. Currently, the chairman of the board receives an additional $100,000 per year to compensate for the enhanced responsibilities and time commitment associated with that position. The chairperson of the Audit Committee receives an additional $25,000 per year, the chairperson of the Compensation Committee receives an additional $15,000 per year, and the chairpersons of the

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Compliance/Quality of Care Committee, the Finance Committee, and the Nominating/Corporate Governance Committee each receive an additional $10,000 per year.

In addition, under our 2004 Amended and Restated Director Incentive Plan, each non-employee member of the board of directors currently receives an annual grant of restricted stock units valued at $90,000 (or, a similarly valued award of HealthSouth common stock if the director makes a timely election), which will be granted to each director at the time annual equity awards are granted to key employees of HealthSouth, and which units will be settled in shares of HealthSouth common stock six months following the date upon which such director no longer serves on our board of directors. The material features of this plan are described below under “Equity Compensation Plan Information” on page 53.

Mr. Grinney, who is the only director that is also an employee, receives no additional compensation for serving on the board.

Indemnification and Exculpation

We indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation also includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;
•	under Section 174 of the Delaware law (regarding unlawful payment of dividends); or
•	for any transaction from which the director derives an improper personal benefit.

We have also entered into agreements with certain of our directors and executive officers contractually obligating us to provide this indemnification to them. We believe these provisions and agreements are necessary to attract and retain qualified people and so that they will be free from undue concern about personal liability in connection with their service to HealthSouth.

AUDIT COMMITTEE REPORT

The board of directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of HealthSouth. The Audit Committee’s purpose is to assist the board of directors in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of HealthSouth, the qualifications and selection of the independent registered public accounting firm engaged as HealthSouth’s independent registered public accounting firm, and the performance of HealthSouth’s Inspector General, internal auditors and independent registered public accounting firm. The Audit Committee members’ functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm.

In its oversight role, the Audit Committee relies on the expertise, knowledge and assurances of management, the internal auditors, and the independent registered public accounting firm. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls (including internal control over financial reporting), for preparing financial statements, and for the public reporting process. PricewaterhouseCoopers LLP, HealthSouth’s independent registered public accounting firm, is responsible for performing an independent audit of HealthSouth’s consolidated financial statements, for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, and for expressing its own opinion on the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. In this context, the Audit Committee:

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•

reviewed and discussed with management and PricewaterhouseCoopers LLP the fair and complete presentation of the Company’s consolidated financial statements and related periodic reports filed with the SEC (including the audited consolidated financial statements for the year ended December 31, 2007, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and PricewaterhouseCoopers LLP’s audit of the Company’s internal control over financial reporting);

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; and

•

received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and discussed with PricewaterhouseCoopers LLP its independence from HealthSouth and its management.

The Audit Committee also discussed with the Company’s internal auditors and PricewaterhouseCoopers LLP the overall scope and plans for their respective audits; reviewed and discussed with management, the internal auditors, and PricewaterhouseCoopers LLP the significant accounting policies applied by the Company in its financial statements, as well as alternative treatments and risk assessment; and met periodically in executive sessions with each of management, the internal auditors, and PricewaterhouseCoopers LLP.

The Audit Committee was kept apprised of the progress of management’s assessment of the Company’s internal control over financial reporting and provided oversight to management during the process. The Audit Committee also provided oversight and reviewed with management the Company’s initiatives to remediate its material weakness in the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002

Based on the reviews and discussions described above, the Audit Committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements for the year ended December 31, 2007, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008.

Audit Committee

Edward A. Blechschmidt (Chairman)

John W. Chidsey

Donald L. Correll

COMPENSATION COMMITTEE MATTERS

Scope of Authority

The Compensation Committee acts on behalf of the board of directors to establish the compensation of executive officers of the Company and provides oversight of the Company’s compensation philosophy. The committee also acts as the oversight committee with respect to the Company’s equity compensation, bonus and other compensation plans covering executive officers and other senior management. In overseeing those plans, the committee may delegate authority for day-to-day administration and interpretation of the plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers of the Company. However, the committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the executive officers.

Role of Compensation Consultant

To assist the Compensation Committee in its review and determination of executive compensation levels, the Compensation Committee engaged Mercer until April 2007. At that time, the principal consultant working with the Compensation Committee on this engagement left Mercer and joined Cook & Co. The

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Compensation Committee chose to continue its relationship with this individual consultant and engaged Cook & Co. from that time to present. The relationships of Mercer and of Cook & Co. with HealthSouth consisted entirely of executive compensation-related work. Any other use of the Compensation Committee’s consultant requires the prior approval of the Compensation Committee. Mercer did assist management, with the Compensation Committee’s prior approval, with a review of the 2006 Compensation Discussion and Analysis for the 2007 proxy statement. Other than this limited project, Mercer provided services only to our Compensation Committee, and did not provide assistance to HealthSouth in any other capacity. The Compensation Committee has the sole authority over the engagement, or the release of the engagement, of its compensation consultant. The Compensation Committee has instructed Cook & Co. to:

•	assist in evaluating executive compensation programs and setting executive officers’ compensation;
•	advise the Compensation Committee on compensation trends and best practices;
•	provide third party input on plan design, selection of performance measures for annual and long-term incentives and the reasonableness of individual compensation awards; and
•	review the content of this Compensation Discussion and Analysis.

Management has separately engaged Towers Perrin as its compensation consultant; the scope of that engagement includes review of and assistance with the Compensation Discussion and Analysis on page 30.

Role of Executive Officers and Management

The chief executive officer and the senior vice president of human resources formulate recommendations on matters of compensation philosophy, plan design, and the specific compensation recommendations for executive officers (other than the chief executive officer). The chief executive officer gives the Compensation Committee a performance assessment and compensation recommendation for each of the other named executive officers. Those recommendations are then considered by the committee with the assistance of its compensation consultant. The chief executive officer and the senior vice president of human resources generally attend Compensation Committee meetings but are not present for the independent sessions or for any discussion of their own compensation. The Compensation Committee, together with the other independent directors and without input from the chief executive officer, determines the chief executive officer’s base compensation and incentive compensation.

Compensation Committee Interlocks and Insider Participation

None of the current members of our Compensation Committee is an officer or employee of HealthSouth. None of our current executive officers serves or has served as a member of the board of directors or compensation committee of any other Company that had one or more executive officers serving as a member of our board of directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and, based upon such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Leo I. Higdon, Jr. (Chairman)

Yvonne M. Curl

L. Edward Shaw, Jr.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The key objectives of our executive compensation program are to attract, motivate and retain executives who will maintain HealthSouth’s position as the preeminent provider of inpatient rehabilitative services and enhance long-term stockholder value. Over the past several years, circumstances required our executives to devote a significant portion of time and attention to matters outside the ordinary course of our business – what we previously have referred to as the “rocks in the road.” Accordingly, our 2006 executive compensation program placed a special emphasis on ensuring management stability and compensating our executives for those out-of-the-ordinary responsibilities. However, 2007 marked the end of most of the legal, financial and operational “rocks in the road” we have faced since March 2003. Our executive compensation program for 2007 recognized that the Company was progressing through a transition period but began to tie compensation decisions more directly to improved operating performance. Thus, the goals of our 2007 executive compensation program were to maintain stability in the management team and complete the major repositioning of HealthSouth that we have been engaged in for several years. In concert with these goals, our compensation program is designed to:

•	reward executives based on Company performance, the creation of stockholder value and individual performance;
•	provide executives with the opportunity to earn a competitive compensation package that includes base pay, incentive pay and equity opportunity; and
•	align executive incentives with the long-term interests of our stockholders.

Our 2008 executive compensation program will focus on linking executive compensation to total stockholder return and improved operating performance, as our transition period comes to a close and we move to a period of business growth and success.

Business Challenges and Achievements

HealthSouth’s executive compensation program should be viewed in light of the recent challenges HealthSouth has faced, as well as our repositioning process. Over the past several years, we have focused substantial time and attention responding to various legal, financial, and operational challenges resulting from the impact of the financial fraud perpetrated by certain members of our prior management team, and the negative impact of the Medicare regulation commonly referred to as the “75% Rule” which is described in greater detail below. The fraud was uncovered as a result of a series of governmental investigations into our public reporting and related matters, of which we became aware beginning in late 2002 and early 2003. The 75% Rule was modified and re-implemented in May 2004. HealthSouth’s 2007 compensation program was established against the backdrop of these challenges and the related accomplishments listed below. HealthSouth believes these significant accomplishments made during 2006 directly reflect upon the performance of our executive management team.

•

We completed several recapitalization transactions resulting in, we believe, reduced refinancing risk, enhanced operational flexibility, an improved credit profile, and the opportunity to pre-pay a significant portion of our long-term debt.

•

We received court approval of our settlement with the lead plaintiffs in the federal securities class actions and derivative litigation, as well as with our insurance carriers, relating to claims filed against us, certain of our former directors and officers, and certain other parties. This settlement disposed of the last of the major litigation pending against us.

•	We reached a non-prosecution agreement with the United States Department of Justice (the “DOJ”) with respect to the accounting fraud committed by members of our former management.
•	We created and implemented comprehensive compliance and internal controls programs, in conjunction with the remediation of numerous internal control weaknesses.

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•	We recruited additional members of our senior management team.
•

We began exploring a range of strategic alternatives, including the potential divestiture of our non-core businesses, in order to reduce the Company’s financial risk related to our high degree of debt and reposition the Company as a “pure play” provider of post-acute health care services.

•

In 2003, after the SEC issued an Order of Suspension of Trading due to the fraud perpetrated by prior management, the NYSE suspended trading in our common stock and eventually delisted our common stock. As a result of the new management team’s leadership and the progress made in our corporate and financial recovery over a three-year period, the NYSE relisted our stock on October 26, 2006.

In 2007, we faced other internal and external challenges outside of the ordinary course of our business. The Compensation Committee, in exercising its discretion to calibrate incentive payouts to the named executive officers (“NEOs”), considered that the following achievements added substantial potential value for HealthSouth stockholders by improving the strength of the balance sheet:

•

Divesting non-core businesses. As noted above, during 2006 we began exploring alternatives to reduce our long-term debt and reposition our primary focus on the post-acute care sector. As a result, we effected the following transactions during 2007 to divest our non-core businesses:

Division	Buyer	Close Date	Net Proceeds (1)
Outpatient	Select Medical Corporation	May 1, 2007(2)	$223.8 million
Surgery Centers	An affiliate of Texas Pacific Group	June 29, 2007(2)	$876.9 million
Diagnostic	An affiliate of The Gores Group	July 31, 2007(2)	$39.7 million

(1)

After deducting deal and separation costs, purchase price adjustments, and any debt assumed by the respective purchaser; also includes net proceeds received for facilities sold after the initial close date.

(2)	Other than with respect to certain facilities for which regulatory approvals had not yet been received.

The proceeds from the divestitures were used to reduce debt, which allows us to set the platform to pursue growth opportunities in inpatient rehabilitative care and complementary post-acute businesses in the future. We believe the divestitures were successful in terms of the timeliness of closing each transaction, especially in light of the difficulties in the current credit markets, as well as the competitive amounts we received from each transaction.

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Mitigating the 75% Rule. Throughout 2007, we were obligated to continue to reduce or refocus admissions at most locations in response to the scheduled phase-in of the 75% Rule, which imposed restrictions on the types of medical conditions that can be treated in an inpatient rehabilitation setting. The negative impact of the 75% Rule on all inpatient rehabilitation providers, including our hospitals, was significantly greater than the Centers for Medicare and Medicaid Services (“CMS”) originally envisioned when the rule was implemented in 2004. Full implementation of the 75% Rule would have resulted in a decline in admissions into our hospitals and caused a loss of revenues for HealthSouth. Accordingly, responding to the impact of the 75% Rule was a top priority for HealthSouth as a whole and for all executive officers. HealthSouth’s ability to not only retain, but also provide incentives to, its executive officers was crucial to HealthSouth’s management of the phase-in of the 75% Rule. As such, the effective strategic mitigation of the 75% Rule was a performance goal for all NEOs in 2007.

Due in part to the leadership of our management team and industry efforts, Congress permanently froze the implementation of the 75% Rule at the 60% threshold level, as part of the Medicare, Medicaid, and State Children’s Health Insurance Program (SCHIP) Extension Act of 2007 signed into law on December 29, 2007, P.L. 110-173 (the “2007 Medicare Act”).

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Completing final payments of settlement obligations. In a settlement entered into in 2004 with the DOJ, HHS-OIG and CMS, we agreed to make cash payments in the aggregate amount of $325 million, plus interest. In the fourth quarter of 2007, we made our final payments under this settlement as well as the final payments related to our SEC settlement.

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Resolving tax matters. We settled all federal income tax issues outstanding with the Internal Revenue Service (the “IRS”) for the tax years 1996 through 1999, and the Joint Committee of Congress reviewed and approved the associated tax refunds due to the Company. In October 2007, HealthSouth received a $440 million tax recovery from the IRS for overstatements of taxable income attributable to financial fraud perpetrated by members of prior management. This recovery included a $296 million tax refund for the years 1996 through 1999 and $144 million of associated interest income. The majority of the proceeds were used to reduce debt as part of our deleveraging plan.

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Reducing leverage and increasing liquidity. We are highly leveraged. Our high level of debt increases our cost of capital and decreases our net income. In addition to debt service, we also had cash obligations we were required to meet as a result of settlements with various federal agencies as mentioned above. Our leverage and liquidity improved during 2007. As noted above, in 2007 we used the net proceeds from the divestitures of our surgery centers, outpatient and diagnostic divisions and the majority of our federal income tax recovery to pay down a significant amount of debt, and we also made final settlement payments to the SEC, DOJ, HHS-OIG and CMS. Furthermore, we anticipate receiving cash proceeds from the expected sale of our corporate campus and additional income tax recoveries which will be used to pay-down our long-term debt.

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Completing final DOJ settlement. On December 14, 2007, we announced we had signed a definitive agreement with the DOJ on behalf of the HHS-OIG to resolve issues associated with various practices under HealthSouth’s previous management team relating to health care regulatory compliance, which were discovered and self-disclosed by the new management team. These payments fulfilled HealthSouth’s last settlement obligations to the SEC, DOJ, HHS-OIG and CMS related to the fraud perpetrated by members of our prior management.

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Remediating material weakness. In the fourth quarter of 2007, we completed the remediation of our last material weakness, relating to our accounting for income taxes. Over the past few years, we have spent a significant amount of time and financial resources to design, implement, and test internal controls. We have improved our internal control over financial reporting and completed the remediation of all material weaknesses in internal controls that we identified in previous years.

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Reducing corporate overhead. We continue to focus on reducing corporate overhead expenses. We reduced our corporate overhead expenses from $144.5 million for the year ended December 31, 2006 to $134.8 million for the year ended December 31, 2007. This reduction is due in part to the divestitures of our non-core businesses. Our goal is to bring corporate expenses to approximately 4.75% of net operating revenues by the end of 2008.

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Selling corporate campus. As previously announced, we have agreed to sell our corporate campus to Daniel Corporation. A definitive agreement was signed on January 23, 2008, and closing is expected to occur in the first quarter of 2008. The net proceeds will be used to reduce long-term debt. This transaction will reduce our corporate overhead costs.

Our executive compensation program for 2007 recognized these legal, financial, regulatory and operational challenges were outside the ordinary course of our business and were particular to the Company at this time in our history. HealthSouth believes the leadership and performance of its executive management team has allowed us to overcome each of these significant challenges. The ability to retain our executive officers while we overcame the “rocks in the road” resulting from prior management’s misconduct was central to the Company’s compensation practices for 2007. Management and the Compensation Committee believe the actions and achievements over the past four years have positioned the Company for the future and will translate to positive stockholder returns on a go-forward basis.

Determining Compensation

The Compensation Committee reviews each element of compensation for our executives. The elements of executive compensation are described below under “Elements of Executive Compensation.” When setting compensation targets each year, the Compensation Committee reviews and considers, among other things, executive market data on total direct compensation (“TDC”) (which consists of base salary, annual cash

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incentives, and long-term equity incentives), an assessment of the Company’s performance, the executive’s level of responsibility, anticipated contributions to the Company, competitive practices, and certain factors relating to equity awards, such as the amount of awards generally available for grant under Company plans, potential dilution and expense relating to such grants. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of our executive officers. Rather, the Compensation Committee exercises its business judgment in applying quantitative and qualitative approaches, as described below in this Compensation Discussion and Analysis, to the facts and circumstances associated with each executive.

The Compensation Committee has authority to make decisions on base salary, annual (cash) incentives and long-term (equity) incentives for all of our NEOs except for the chief executive officer. For our chief executive officer, the Compensation Committee makes a recommendation on those compensation elements to the independent directors of our board of directors, who then determine and approve the final terms of the chief executive officer’s compensation. Both the Compensation Committee and the board of directors review and discuss the chief executive officer’s compensation package during independent sessions. In determining the compensation package for our chief executive officer, the Compensation Committee and the independent directors of the board of directors assess the individual performance of the chief executive officer and the financial and operating performance of HealthSouth, as described on page 33.

From time to time, we review data from several executive compensation surveys, including those published by Mercer and Towers Perrin. Such surveys provide summarized data on levels of base salary, target annual incentives, and stock-based and other long-term incentives. These surveys also provide information on compensation practices, such as the prevalence of types of compensation plans and the proportions of the components of the TDC package. The surveys are supplemented by other publicly available information and input from the current Compensation Committee consultant on other factors such as recent market trends. See Compensation Committee Matters, “Role of Compensation Consultant” on page 29 of this proxy statement for information regarding our use of compensation consultants.

During the year, the Compensation Committee also specifically reviews performance and compensation of a number of other health care companies, as points of reference and comparison to our executive compensation. However, in view of the fact that HealthSouth has been in a turnaround and restructuring mode, for 2007 our Compensation Committee recognized that any fixed peer group would have limited comparative value. Although we have reduced our leverage with the divestitures of our non-core operating divisions and our federal income tax refund, we remain a highly leveraged Company. In fact, we are more highly leveraged than other companies in the health care industry, further limiting the comparative value that any fixed peer group would provide for 2007. Going forward, we will establish a peer group of companies appropriate for comparison to HealthSouth in terms of industry segment, revenue size, leverage and market capitalization.

Our executive compensation program targets TDC between the 50th and 75th percentiles of the competitive market, which is based on survey data provided by Mercer from their proprietary database for health care companies with certain levels of annual revenues. For all NEOs in 2007, with the exception of our chief executive officer, Mr. Jay Grinney, and our chief financial officer, Mr. John L. Workman, the survey group consisted of health care companies with approximately $4.5 billion in annual revenues. This survey group was established before the divestitures of our non-core businesses. After the divestitures, as part of the review of their employment arrangements, Mr. Grinney and Mr. Workman’s survey group was revised to be comprised of health care companies of approximately $2.5 billion in annual revenues. Similarly, all future compensation studies will take account of the revenue size of the Company at the point in time the study is conducted. Going forward, we will continue to adjust our survey group as appropriate to obtain accurate market comparisons.

We do not specifically target the percentile range for each component of compensation, but do analyze the components for reasonableness and competitiveness. With the assistance of Mercer and Cook & Co., we compared the components of TDC for our executive officers – base pay, incentive pay and equity value – against the survey group to determine our level of competitiveness. The TDC opportunity falls within our objective of the 50th to 75th percentile of the survey group, and actual TDC for 2007 falls within that range. We also note that HealthSouth made its 2007 TDC arrangements recognizing that, because we have been in a restructuring mode, HealthSouth has not made available the types of longer-term benefit programs that often are available to executives at other companies, such as pension, deferred compensation or executive retirement plans. As such, we placed more emphasis on cash compensation elements in 2007.

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At the end of the year, our chief executive officer makes recommendations to the Compensation Committee concerning the compensation of the other executive officers and of the senior management team. Our chief executive officer provides complete evaluations for executive officers and for certain senior vice presidents. The Compensation Committee considers the chief executive officer’s recommendations based on each executive’s individual responsibility, performance and overall contribution. The Compensation Committee, pursuant to its charter, is responsible for reviewing the corporate objectives relevant to each NEO’s compensation, and it generally has the discretion, in light of achievement of those objectives, to make upward or downward adjustments to elements of compensation.

The Compensation Committee reviewed tally sheets incorporating all components of the executive officers’ compensation for 2007, including salary, annual and long-term incentive pay, value of executive benefits and perquisites, as well as potential payout obligations under HealthSouth’s Transitional Severance Plan and Change in Control Benefits Plan, as described on pages 41-42. With the help of its consultant, and in consultation with the board of directors, the Compensation Committee determined our 2007 executive compensation was reasonable and consistent with HealthSouth’s compensation philosophy and objectives.

Elements of Executive Compensation

The elements of our executive compensation program include:

•	base salary
•	annual incentives (cash)
•	long-term incentives (equity)
•	executive benefits

In general, we aim to maintain a balance between cash and equity compensation, with a significant portion of cash compensation being performance-based. As an executive’s responsibility increases, his or her total compensation mix will generally include a greater percentage of equity as well as a greater percentage of total compensation at risk. See the pie charts below for an illustration of the compensation mix for our chief executive officer and an average compensation mix for executive vice presidents currently employed with HealthSouth.5

Mr.  Jay Grinney

President and Chief Executive Officer	Executive Vice Presidents

Base Salary

A number of factors are considered in determining executive base salaries, including the executive’s scope of responsibilities, an assessment of the executive’s performance, the executive’s experience, time in the position, internal equities and a competitive market assessment of similar roles at other similar companies. Base salaries are reviewed once per year and may be adjusted after considering the above factors. Any changes to the base salaries of our NEOs were made effective in the first or second quarters of 2007.

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5  The compensation mixes for Michael Snow and John Markus are not representative of the executive vice president mix as neither received compensation for the full year. Mark Tarr’s compensation mix is not representative of the executive vice president mix as he was promoted during the year from president of the inpatient division to executive vice president, operations.

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Annual Incentives (Cash)

On February 28, 2007, the board of directors approved the 2007 Senior Management Bonus Program to incentivize and reward our executives and officers for annual performance. The 2007 Senior Management Bonus Program consisted of evaluating performance against three sets of objectives, as described below: (1) quantitative objectives; (2) individual objectives; and (3) qualitative objectives. In contrast to our 2006 Senior Management Bonus Program, which placed a significant emphasis on ensuring management stability, the 2007 Senior Management Program tied more compensation decisions directly to improved operating performance. This enhanced focus on operational performance is reflected in various changes to the quantitative and qualitative objectives of the plan: volume growth was added to the Company’s quantitative objectives targets; and the qualitative objectives changed to include outperforming stock price performance of a specified group of comparable health care companies, identifying corporate cost-reduction opportunities, consummating a minimum number of development projects and improving accounts receivable collection. The 2007 Senior Management Bonus Program and any payout are subject to the full discretion of the independent directors of the board of directors, based on the recommendations of the Compensation Committee, all of whom are also independent directors.

Under the Senior Management Bonus Program, we first calculate a target cash incentive amount for each executive officer, based upon a specific percentage of his base salary, as listed in the “Target Cash Incentive as a % of Salary” column in the table on page 37. These target cash incentives are established through an analysis of compensation from comparable positions in the health care industry.

We then establish certain quantitative objectives for the Company. These objectives and relative weights are determined for each officer on the date the officer began participating in the program. The Company’s 2007 Senior Management Bonus Program’s quantitative objectives, relative weightings, and completion status as of December 31, 2007 are summarized in the table below.

Company Quantitative Goal	Relative Weighting	Completion Status
1. Meet or exceed Adjusted Consolidated EBITDA target of $324.4 million.	50%	1. Actual result was $323.2.
2. Meet or exceed margin rate target of 17.4%.	20%	2. Actual result was 18.4%.
3. Increase discharge growth.	20%	3. Actual result was 0.04% increase.
4. Remediate all material weaknesses and have no new material weaknesses.	10%	4. No material weaknesses.

In 2007 and in prior years, the quantitative objectives under our annual incentive programs included specific Adjusted Consolidated EBITDA6 targets. Because our lenders view and utilize Adjusted Consolidated EBITDA as a liquidity measure, Adjusted Consolidated EBITDA is the key component of certain material covenants contained within our 2006 Credit Agreement, which represents a substantial portion of our capitalization. Accordingly, for the transitional year of 2007, HealthSouth continued to consider Adjusted Consolidated EBITDA a key factor, among other measures, in evaluating executive performance. Our goal is to focus on additional financial targets, including earnings per share and free cash flow, in 2008.

For each executive, we also specify three to five individual objectives, weighted according to importance, which are determined between each participant and his or her immediate supervisor. The individual objectives reflect both objectives specific to each NEO’s position and also Company objectives. These individual objectives are reviewed for alignment with Company quantitative and qualitative objectives by the Compensation Committee. The Company must achieve at least 80% of the Adjusted Consolidated EBITDA target before any payments are made for individual objectives.

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6  In general terms, the definition of Adjusted Consolidated EBITDA, per our Credit Agreement (as defined in our 2007 Form 10-K), allows us to add back to Adjusted Consolidated EBITDA all unusual non-cash items or non-recurring items. These items include, but may not be limited to, (1) expenses associated with government, class action, and related settlements, (2) fees, costs, and expenses related to our recapitalization transactions, (3) any losses from discontinued operations and closed locations, (4) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls and legal fees for continued litigation defense and support matters discussed in Note 21, Contingencies and Other Commitments, to the consolidated financial statements accompanying our 2007 Form 10-K, (5) compensation expenses recorded in accordance with FASB Statement No. 123(R), (6) investment and other income (including interest income), and (7) fees associated with our divestiture activities. See the discussion under the heading “Liquidity and Capital Resources – Adjusted Consolidated EBITDA” in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our 2007 Form 10-K, for a reconciliation of Adjusted Consolidated EBITDA to net income (loss) and cash provided by (used in) operating activities.

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Relative weightings of the quantitative goals and individual goals are then set for each executive. These weightings take into account the executive’s position in the Company, with the targets for executives with strategic responsibilities consisting of a higher Company objectives weighting. For example, Mr. Grinney, as chief executive officer, is closely involved with the strategy of the Company; therefore, 80% of his target cash incentive is based on Company quantitative objectives, and only 20% on individual objectives. The table below summarizes the target cash incentive and relative weightings of quantitative and individual objectives for each NEO under the 2007 Senior Management Bonus Program:

		Relative Weighting as a % of Target Cash Incentive
Named Executive Officer	Target Cash Incentive as a % of Salary	Company Quantitative Objectives	Divisional Quantitative Objectives	Individual Objectives
Jay Grinney	100%	80%	N/A	20%
John L. Workman	70%	70%	N/A	30%
John P. Whittington	60%	60%	N/A	40%
Mark J. Tarr[7]
3 mo. as president of inpatient division	60%	20%	60%	20%
9 mo. as executive vice president, operations	60%	60%	N/A	40%
Michael D. Snow	80%	70%	N/A	30%
John Markus	60%	60%	N/A	40%

After the close of the year, the Compensation Committee assesses performance against the Company quantitative, divisional quantitative (for Mr. Tarr only) and individual objectives to determine a weighted average result, or a percentage of each executive’s target incentive that has been achieved, for each of those objectives. The weighted average result corresponds with a particular cash incentive payout level, as set forth in the table below. To reward exceptional performance, the Compensation Committee created an opportunity for the NEOs to receive a “maximum payout level” in the event actual results, as calculated in the weighted average, exceed the Company quantitative objective targets. This maximum payout level occurs when the weighted average result is greater than or equal to 115% of the target objective. For all NEOs, with the exception of Mr. Grinney and Mr. Workman, this maximum payout level equals 150% of each NEO’s target cash incentive. As the employment agreements of Mr. Grinney, our chief executive officer, and Mr. Workman, our chief financial officer, expired in 2007, their maximum payout levels were reviewed and increased to 200% of their target cash incentive, as shown in the table below. This increase in maximum opportunity is supported as competitive practice by a market study conducted by management’s consultant in which all elements of senior officer compensation were analyzed. This analysis compared competitiveness of total compensation (base pay, cash incentive opportunity and equity value) to comparable positions across industries (or comparable positions in the health care industry if the position was specific to the health care market). The study revealed that current cash incentive target percentages were competitive with the market; however, the maximum opportunity (150% of target cash incentive) was below market. In conjunction with the Committee’s consultant, management recommended an increase in the maximum opportunity to 200% of target cash incentive for all senior vice presidents and above in order to align with the findings of the study. The Compensation Committee approved this recommendation at its January 28, 2008 meeting to be effective for the 2008 Senior Management Bonus Plan.

Outlined in the table below are the weighted average result levels and corresponding payout target multipliers for plan year 2007. It is important to note the following:

•	If results attained are less than threshold (85% of the target goals for EBITDA, margin rate and same-store discharge growth), then no payout for Company quantitative objectives occurs.
•	Attaining the threshold level of weighted average results (85% of targeted goals) will yield a 50% payout of the targeted percentage of base pay.

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7  Prior to October 2007, Mark J. Tarr was the president of our inpatient division. At that time he became executive vice president-operations., effective retroactively (for compensation purposes) to the beginning of the second quarter in recognition that he had been functioning in that capacity since that time To incentivize Mr. Tarr prior to the divestitures, the Company assigned 60% of his target cash incentive to the financial performance of the inpatient division. After his promotion, Mr. Tarr’s target cash incentive consisted of Company quantitative and individual objectives only. Beginning in 2008, no NEO will have divisional quantitative objectives.

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•

As weighted average results increase above the threshold, a corresponding targeted percentage of base pay will be awarded. In other words, levels listed are on a continuum, and interpolation occurs to determine the achievement amount between two levels.[8] For example, Mr. Grinney’s total cash incentive is equal to 100% of his base salary, or $1,000,000. Achievement of Company quantitative objectives accounts for 80% of his total cash incentive, which could equal up to $800,000 if 100% of Company quantitative objectives are met. For 2007, Mr. Grinney’s payout for Company quantitative objectives equaled 117.5% of a possible $800,000, therefore totaling $940,000.

Weighted Average Results	2007 Payout (% of Target)
	CEO & CFO	Other NEOs
Maximum ≥ 115%	200%	150%
Target = 100%	100%	100%
Threshold = 85%	50%	50%
<85%	0%	0%

The same analysis is performed for payout of divisional quantitative objectives (for Mr. Tarr only) and for individual objectives for all NEOs. The payouts under the Company quantitative, divisional quantitative (for Mr. Tarr only) and individual objectives are summed to a total payout figure that may be adjusted as appropriate for qualitative objectives, as described below.

The Compensation Committee and the board of directors believe that quantitative objectives and results alone do not always provide a complete picture of overall performance. Therefore, once the payout level for quantitative objectives and individual goals is determined, the Compensation Committee then uses achievement of certain qualitative objectives to adjust overall annual incentive payouts if appropriate. The Compensation Committee and board of directors believe the total performance of the Company is not always strictly a function of quantitative measures, therefore the appropriateness of the payouts calculated under the quantitative and individual portions are further reviewed against these qualitative objectives. However, as noted above, if the weighted average result relative to Company quantitative objectives is less than 85%, none of the target cash incentive is paid, even if all qualitative objectives are met. Our qualitative objectives for 2007 and their completion status as of December 31, 2007 are summarized in the table below. Please note that while the Compensation Committee considered achievement of qualitative objectives in overall compensation decisions, it concluded that for 2007, no adjustments for qualitative objectives should be made, as the Company fell short of some objectives and exceeded expectations on others.

Qualitative Objectives	Completion Status
1. Outperform stock price performance of a specified group index of comparable health care companies. [9]

1. The stock price of HealthSouth Corporation was $22.65 on December 31, 2006 and $21.00 on December 31, 2007. The performance of the group index was $27.08 on December 31, 2006 and $38.17 on December 31, 2007.

2. Complete the divestiture of the outpatient, surgery centers and diagnostic divisions.

2. Outpatient division sold to Select Medical Corporation on May 1, 2007; surgery centers division sold to an affiliate of Texas Pacific Group on June 29, 2007; and diagnostic division sold to The Gores Group on July 31, 2007.

3. Sell the corporate campus.	3. Letter of Intent with Daniel Corporation signed October 22, 2007 and Definitive Agreement signed January 23, 2008. Closing is expected in the first quarter of 2008.
4. Identify cost-reduction opportunities to bring corporate expenses to 4.75% of net operating revenues by the end of 2008.	4. Approved 2008 budget will bring corporate expenses to 4.75% of net operating revenues by the end of 2008.
5. Complete the installation of the PeopleSoft general ledger system.	5. Completed the installation of the PeopleSoft system on December 31, 2007.

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8  Note that for the material weakness objective and the discharge growth objective, there is no interpolation. If the objective is achieved, the payment is 100% for that objective; if it is not achieved, there will be no payment for that objective.

9  One member of the specified group index was involved in a leveraged buyout in 2007 which had a very positive impact on the stock price.

10  For Mr. Tarr, the prorated amount is based on his first quarter employment as the president of the inpatient division, and the remaining three quarters of 2007 as executive vice president, operations. Mr. Snow received a prorated amount based on his employment as chief operating officer for the first six months of 2007.

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6. Consummate a minimum number of development projects in 2007 and identify a certain number of additional projects, in areas targeted by the Company for growth, to be consummated by the end of the third quarter of 2008.

6. Entered into a joint venture for a Tennessee hospital and commenced new hospital developments in Virginia and Arizona.
7. Develop a diversity program to ensure racial and gender diversity in HealthSouth’s management ranks and among its vendors and suppliers.

7. Formed a diversity committee to review applicable HealthSouth policies and to create a baseline database. Our recruiting department has implemented a program seeking diverse recruitment at select universities. A complete diversity plan will be finalized by the end of the second quarter of 2008.

8. Achieve improvement in accounts receivable days.	8. Accounts receivable days improved from 49.94 days for the year ended December 31, 2006 to 47.44 days for the year ended December 31, 2007.

Based on the Compensation Committee’s assessment of the achievement of the quantitative, individual and qualitative objectives, the following payments were recommended to the board of directors. Taking into account the recommendations of the Compensation Committee, the independent members of our board of directors made the final determination at their February 2008 meeting regarding cash incentive payments under the 2007 Senior Management Bonus Program. These amounts are listed below and in the Summary Compensation Table on page 46. For employees of our divested divisions who participated in the 2007 Senior Management Bonus Program, HealthSouth made pro-rata cash payments at the time of each divestiture. Mr. John Markus, former executive vice president and chief compliance officer, did not receive payment under this plan in 2007.

2007 Senior Management Bonus Program Payouts

Named Executive Officer	Title	Company Quantitative Objective Portion($)	Regional Quantitative Objective Portion ($)	Individual Objective Portion ($)	Prorate Amount ($) (Based on Date in Job)[10]	Qualitative Objective Adjustment ($)	Total Payout ($)
Jay Grinney	President and Chief Executive Officer	940,000	N/A	180,000	N/A	0	1,120,000
John L. Workman	Executive Vice President and Chief Financial Officer	339,693	N/A	123,900	N/A	0	463,593
John P. Whittington	Executive Vice President, General Counsel and Secretary	194,126	N/A	124,800	N/A	0	318,926
Mark J. Tarr	President, Inpatient Division	44,028	123,040	42,457	52,381	0	242,817
	Executive Vice President, Operations	154,554	N/A	99,360	190,436	0
Michael D. Snow	Executive Vice President and Chief Operating Officer	444,666	N/A	107,200	275,933	0	275,933

Long-term Incentives (Equity)

Our general practice has been to grant restricted stock under our 1998 Restricted Stock Plan and to award options under our 2005 Equity Incentive Plan to our executives and certain other employees. The Compensation Committee believes that such grants help focus executive attention on managing the business effectively and ensuring that operational decisions are based on considerations that benefit the Company and our stockholders over the long-term.

Restricted Stock Awards

Restricted stock awards generally. Restricted stock awards are granted at the discretion of the independent directors of the board of directors, based on recommendations from the Compensation Committee. We have previously granted to our executive officers restricted stock awards for shares of HealthSouth common

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stock that will only be earned if the individual continues to be employed by HealthSouth through the term of a cliff vesting schedule, typically three years from the grant date of the award. The purpose of these grants was to align executive compensation with increased stockholder values, provide retention incentives and enhance executive stock ownership.

Transactional closing bonuses in 2007. In consideration of their efforts with, and success in, completing our divestitures, restricted stock was awarded to Mr. Grinney, Mr. Workman and Mr. Whittington as closing bonuses in 2007. These shares will vest in their entirety on the first anniversary of those awards, provided those individuals continue to be employed by HealthSouth. These closing bonuses were one-time-only, transaction-specific awards that are not part of these officers’ ongoing direct compensation.

Implementation of performance-based conditions. The Company believes that, during the challenges we faced following 2003 and our repositioning phase, executive retention was critical. For this reason, our Compensation Committee historically has utilized time-based restrictive stock. The restricted stock award to Mr. Grinney as of November 1, 2007 is subject to a 30-month vesting schedule plus certain stock-price performance conditions, as described on page 44 The restricted stock award to Mr. Workman as of December 20, 2007 is subject to a 33-month vesting schedule plus certain stock-price performance conditions, also as described on page 44.

Beginning in 2008, all annual equity grants to executive officers will be performance-based. The Compensation Committee believes performance-based vesting conditions for future restricted stock awards to executives are appropriate and align executives’ goals with stockholders.

Option Awards

Each stock option permits the executive officer, generally for a period of ten years, to purchase one share of HealthSouth common stock at the exercise price, which is the closing market price on the date of the grant. Options vest ratably in equal annual increments over a specified period of time, typically three years from the grant date. Options are granted at the discretion of the independent directors of the board of directors based on recommendations from the Compensation Committee.

Equity Grant Timing

Our general practice has been to grant equity at the February board meeting, based on recommendations of the Compensation Committee. We made grants in addition to the regular February grants in the following situations: (1) the equity grants made on November 17, 2005 were one-time only grants under the 2005 Key Executive Incentive Program (outlined on page 42) that coincided with the program’s adoption by our board of directors; (2) some new employees who were hired after the February 2007 grants received pro-rata equity incentive grants at the time of their hire; (3) the Company granted transactional closing bonuses, in the form of restricted stock awards, to Mr. Grinney, Mr. Workman and Mr. Whittington upon the closing of the last of our divestitures in 2007; and (4) we made additional performance-based incentive grants to Mr. Grinney in the third quarter of 2007 and to Mr. Workman in the fourth quarter of 2007. The equity grants approved in February 2007 were priced and issued as of March 2, 2007, to coordinate with the release of our earnings results for the fourth quarter of 2006. Our Compensation Committee approved certain equity grants on February 20, 2008. However, these grants were not priced and issued until February 28, 2008, after two days had elapsed from the filing of our 2007 Form 10-K for fiscal year 2007. We anticipate continuing our general practice of approving equity awards and grants at the February meeting of our board of directors, but having those grants priced and issued after the release of our earnings for the fourth quarter and the filing of our 2007 Form 10-K.

Executive Benefits

In 2007, our executives were eligible for the same benefits offered to other employees, including medical and dental coverage. Executives are also eligible to participate in HealthSouth’s 401(k) plan, subject to IRS limits on contributions. In addition to the standard benefits offered to all employees, we pay our executives’ group term life premiums and also provide Mr. Grinney with additional long-term disability coverage. Other than the plans referenced here, in 2007 the Company did not provide its executives with compensation in the form of a pension plan, non-qualified deferred compensation plan, or a retirement plan. In 2008, executives and certain other officers will be eligible to participate in a non-qualified deferred 401(k) plan which mirrors the current qualified 401(k) plan. The Company will also explore other non-qualified deferred opportunities in 2008.

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Perquisites Philosophy

HealthSouth does not have any perquisite plans or policies in place for its executive officers. The board of directors, the Compensation Committee, and executive management do not believe such personal benefit plans are necessary for HealthSouth to attract and retain executive talent. Any perquisites received by our executive officers do not reach the required level for separate quantification and description but are included in the “All Other Compensation Column” in the Summary Compensation Table on page 46.

Severance Arrangements

Executive Severance Plan

In June 2007, the Compensation Committee approved an Executive Severance Plan for executives and senior vice presidents to help retain qualified officers and provide financial security to certain officers whose employment with HealthSouth may be terminated under circumstances entitling them to severance benefits.

Under the plan, if a participant’s employment is terminated by the participant for good reason, by HealthSouth other than for cause, by HealthSouth by reason of the participant’s disability or as a result of the participant’s death (all defined in the severance plan), then the participant is entitled to receive a cash severance payment, health benefits, and such other benefits as may be determined by the plan’s administrator. The cash severance payment for our executive officers would be two times the participant’s annual salary then in effect, plus any accrued but unused vacation and accrued but unpaid salary. This amount is to be paid in a lump sum within 60 days following the participant’s termination date. In addition, the participant or the participant’s dependents continue to be covered by all life, health care, medical and dental insurance plans and programs, excluding disability, for a period of 24 months.

Amounts paid under this plan are in lieu of and not in addition to any other severance or termination payments under any other plan or agreement with HealthSouth. As a condition to receipt of any payment under this plan, the participant must waive any entitlement to any other severance or termination payment by HealthSouth, including any severance or termination payment set forth in any employment arrangement with HealthSouth.

Change in Control Benefits Plan

On November 4, 2005, the Special Committee of the board of directors approved, upon the recommendation of the Compensation Committee, the HealthSouth Corporation Change in Control Benefits Plan. After consultation with outside counsel, the Company determined the divestitures of the non-core divisions would not trigger benefits due under the Change in Control Benefits Plan. Mr. Grinney, Mr. Workman, Mr. Whittington, Mr. Tarr and other officers are participants in the Change in Control Benefits Plan. In addition, prior to leaving HealthSouth, Mr. Snow and Mr. Markus were participants. As a condition to receipt of any payment or benefits under the plan, participating employees must enter into a Non-Solicitation, Non-Disclosure, Non-Disparagement and Release Agreement with HealthSouth.

Under the Change in Control Benefits Plan, participants are divided into three different tiers as designated by the Compensation Committee. Our named executive officers who are still employed by the Company are Tier 1 participants; Tier 2 is comprised of certain senior vice presidents with higher responsibility levels; and Tier 3 includes senior vice presidents with lower responsibility levels. Upon the occurrence of a change in control as defined in the plan, each outstanding option to purchase common stock held by participants will become automatically vested and exercisable for a 90-day period. For Tier 1 participants, all options granted after November 4, 2005 will remain exercisable for three years following a change in control. Restricted stock that is not performance-based (time-lapse) and restricted stock units will be prorated and restrictions will automatically lapse upon the occurrence of a change in control. If the restricted stock is performance-based, the full performance cycle must occur before any potential grant is made. If, at the end of the performance cycle, the requisite performance goals are attained, a prorated portion of restricted stock is granted and restrictions immediately lapse.

If a participant’s employment is terminated within 24 months following a change in control or within 3 months of a potential change in control, either by the participant for good reason (as defined in the Change in Control Benefits Plan) or by HealthSouth without cause, then the participant shall receive a lump sum severance payment. For Tier 1 participants, the lump sum severance is 2.99 times base salary and maximum target bonus for the participant.

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Retention Incentives

Due to the unique legal, regulatory, financial and operational challenges that faced the Company, the Compensation Committee and board of directors approved two special retention incentive plans: the Key Executive Incentive Program approved in 2005 and the Transitional Severance Plan approved in 2006. These plans are described in greater detail below.

Payments under the Key Executive Incentive Program and the Transitional Severance Plan were made in 2007, and in some cases will continue through 2009. Payments to Mr. Snow, Mr. Workman, Mr. Markus and Mr. Tarr under the Key Executive Incentive Program are included on page 46 in the Summary Compensation Table, column 7 and relevant footnotes. Payments to Mr. Snow under the Transitional Severance Plan are included on page 46 in the Summary Compensation Table, column 7 and relevant footnotes. Mr. Markus received severance payments and consultation fees under a separation agreement when he resigned from the Company in August 2007.

Key Executive Incentive Program.

In the third quarter of 2005, our chief executive officer developed and recommended the Key Executive Incentive Program to the Compensation Committee. This program responded to unusual employee retention needs we were experiencing at that particular point in our Company’s history, and served as a means of ensuring management continuity during the Company’s strategic repositioning, which was expected to continue through 2008. Accordingly, this program was structured to keep key members of our management team intact and to be an effective deterrent to officers leaving the Company during our transition phase. The Compensation Committee approved the Key Executive Incentive Program and recommended it to the board of directors, which approved the program on November 17, 2005. The program is a supplement to the Company’s overall compensation program for executives and was intended to provide incentives for key senior executives in the form of equity awards that vest and cash bonuses that are payable, in each case, through January 2009. All named executive officers, other than Mr. Grinney and Mr. Whittington, are or were participants in the program. Mr. Grinney developed the program and recommended it to the Compensation Committee; Mr. Whittington was not employed by the Company at the time the plan was approved.

The program consists of a 50% equity component and a 50% cash component, except that the award to Mr. Workman consists of 60% in equity and 40% in cash. The equity component is comprised of approximately one-third stock options and two-thirds restricted stock.

The equity awards, which were made on November 17, 2005, were one-time special equity grants. These awards were separate from, and in addition to, the normal equity grants awarded in March and generally were equivalent to the executive’s normal annual grant. The following equity awards were granted to NEOs under this program: Mr. Snow: 28,159 shares of restricted stock and 17,727 stock options; Mr. Workman: 23,923 shares of restricted stock and 15,061 stock options; Mr. Markus: 10,883 shares of restricted stock and 6,852 stock options; and Mr. Tarr: 11,164 shares of restricted stock and 7,029 stock options. The stock options have an exercise price equal to $19.35 per share, the fair market value on the date of grant. The stock options and restricted stock vest according to the following schedule: 25% in January 2007, 25% in January 2008, and the remaining 50% in January 2009. Mr. Snow and Mr. Markus are vested in the first 25% of their equity awards but, because they resigned from HealthSouth during 2007, have forfeited the remainder.

The cash component of the award is an incentive payment payable 25% in January 2007, 25% in January 2008, and the remaining 50% in January 2009. This cash bonus is equivalent to between approximately 80% and 110% of the key executive’s base salary. In order for each key executive to receive each installment of the cash award, he or she must be employed in good standing on a full-time basis at the time of each payment, and the Company must have attained certain performance goals based on liquidity standards established by HealthSouth. Specifically, a particular bonus will be paid only if the Compensation Committee, in its discretion, projects that HealthSouth, after payment of the scheduled bonus installment to participants, will have sufficient cash reserves to be able to meet all of our debt service obligations, pay all normal operating expenses and meet emergency needs. In considering the future financial obligations of HealthSouth, the Compensation Committee will take into account the timing of payments due, the levels of existing reserves for emergency spending requirements and other factors it deems relevant. Mr. Snow and Mr. Markus received the first 25% cash bonus installment under this program in January 2007, but have forfeited the remainder due to their resignations from HealthSouth later in 2007.

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Transitional Severance Plan.

When the Company announced in the third quarter of 2006 that it was evaluating strategic alternatives that included the possible divestiture of three of its operating divisions, the board of directors and the chief executive officer recognized the importance of keeping the senior management teams of these three divisions intact throughout the process. In response, the board of directors approved the Transitional Severance Plan in the fourth quarter of 2006. In October 2006, the Compensation Committee approved a Transitional Severance Plan for executives and selected corporate employees to provide an appropriate incentive for these employees to remain during the potential divestitures of the surgery centers, outpatient, and diagnostic divisions. The plan relating to executives consists of two components: a cash severance payment and a retention bonus. Mr. Markus and Mr. Snow were eligible participants in the plan. Since Mr. Grinney, Mr. Workman, Mr. Whittington and Mr. Tarr were going to remain with the Company, they were not participants.

Under the severance component, if an executive’s employment was terminated by HealthSouth other than for cause or by the executive for good reason (as defined in the severance plan), then the executive would be entitled to receive a cash severance payment, health benefits, and such other benefits as may be determined by the plan’s administrator. The cash severance payment would be an amount equal to the executive’s monthly salary then in effect multiplied by the number of months of severance applicable to the executive, plus any accrued but unused vacation and accrued but unpaid salary. This amount would be paid in substantially equal installments in accordance with our normal payroll practices. An executive vice president, if terminated prior to February 1, 2007, would receive 18 months of severance and, if terminated on or after February 1, 2007, would receive 24 months of severance. Because Mr. Snow accepted employment with the purchaser of the surgery centers division and the position was comparable to or better than his position with HealthSouth, he was not entitled to receive severance payments under either the Transitional Severance Plan or his employment agreement. Mr. Markus received severance payments under his severance agreement, not under the Transitional Severance Plan.

Under the retention component of the plan, participants were eligible to receive a retention bonus upon the closing of the relevant divestiture transaction. The retention bonus consisted of a fixed and a discretionary portion. The fixed portion was paid to executives still employed at the time of the closing of the relevant divestiture. The discretionary portion was equal to a percentage of the executive’s annual base salary and was based on both transaction criteria (including sales price and timing of transaction) and individual performance criteria (including individual effort, attitude, timely completion of assignments, and quality of management presentations to potential buyers). The bonus was weighted 80% to the surgery centers divestiture and 20% to the outpatient divestiture. Mr. Snow was the only named executive officer eligible to receive a retention bonus under the plan, and he received this bonus upon closing of the sale of our surgery centers division. The fixed portion of Mr. Snow’s retention bonus was $323,695 and the discretionary portion was $1,000,305.

Employment Agreements

Employment agreements can provide protection to the Company in the form of restrictive covenants, including non-competition, non-solicitation, and confidentiality covenants. In the past, the Compensation Committee has, under certain circumstances, determined such agreements were in our best interests. However, we generally intend to minimize the use of employment agreements going forward. As discussed below, a letter of understanding is in effect for Mr. Grinney through 2010. The material terms of the letter of understanding with Mr. Grinney are described beginning on page 43.

Adjustments to Compensation for Mr.  Grinney and Mr.  Workman

Retaining Mr. Grinney and Mr. Workman throughout our repositioning process has been extremely important to the Company. The Company had entered into employment agreements in 2004 to attract Mr. Grinney to the Company, to retain Mr. Workman, and to compensate each accordingly. Compensation adjustments in 2007 served to raise Mr. Grinney’s and Mr. Workman’s levels of compensation to a fully competitive level.

In May of 2007, the base term of Mr. Grinney’s employment agreement expired. He and HealthSouth executed a letter of understanding regarding his employment on October 31, 2007, for the period of May 1, 2007 to December 31, 2010, as further described on page 43 of this proxy statement. In considering the terms of the letter of understanding, the Compensation Committee had reviewed comparative compensation data for health care companies provided by Mercer and determined that Mr. Grinney’s compensation was below a competitive

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level. Accordingly, the Compensation Committee enhanced the long-term incentive component of Mr. Grinney’s compensation, by granting him an additional award of 97,403 shares of performance-based restricted stock as of November 1, 2007; the restrictions on this award will not lapse until May 1, 2010. The base term of Mr. Workman’s employment agreement expired in September of 2007. HealthSouth and Mr. Workman entered into an employment arrangement intended to be in place through December 2010. To bring his total direct compensation to a more competitive level, the Compensation Committee also granted Mr. Workman an additional award of 5,386 shares of performance-based restricted stock as of December 20, 2007; the restrictions on this award will not lapse until September 20, 2010. Both of these restricted stock awards are subject to the performance condition that our stock must reach a closing price of $24.00 per share for a period of at least 20 consecutive days during the term of the restrictions, or they will not be lifted. The Compensation Committee believes such performance-based incentives are important as HealthSouth moves out of the repositioning phase and focuses on development of its core business. The vast majority of the adjustments for both Mr. Grinney and Mr. Workman were provided in performance incentives.

In 2008, the Compensation Committee is linking pay with performance for all NEOs by attaching performance-based conditions to all of their restricted stock awards. The 2008 long-term incentive plan will consist of a mix of 50% stock options and 50% performance-based restricted stock. For restricted stock awards, the plan will establish targets based on total stockholder return and earnings per share growth. The number of performance-based restricted shares earned would be determined at the end of a two-year performance period, and would be issued at the end of the succeeding one-year service period.

In addition, the maximum payout Mr. Grinney and Mr. Workman are eligible to receive under the 2007 Senior Management Bonus Program was raised to two times their target award opportunity, as previously discussed on page 37, to raise their maximum annual incentive component to a more competitive level and increase the incentive for exceptional performance.

Individual objectives are established for each NEO annually, and achievement of individual quantifiable objectives is considered in each NEO’s annual cash incentive under the Senior Management Bonus Program as described on page 37, and overall performance is taken into account in granting equity awards. Mr. Grinney’s 2007 objectives were established at the December 2006 meeting of the independent members of the board of directors. The Compensation Committee reviewed progress on these objectives on a periodic basis, and a status report on his objectives was prepared for and discussed at the December 2007 Compensation Committee meeting. Going forward, a periodic measurement of every performance metric will be completed for each NEO. Mr. Grinney’s objectives for 2007 were comprised of strategic, financial, information technology and management development objectives. The following table describes each of Mr. Grinney’s objectives, targeted results and completion status:

Strategic Objectives	Targeted Result	Completion Status
1. Complete the divestitures of surgery centers, outpatient and diagnostic divisions under acceptable terms.	1. Complete the divestitures of surgery centers and outpatient divisions no later than June 30, 2007, and the divestiture of diagnostic division no later than July 31, 2007.

1. Outpatient division sold to Select Medical Corporation on May 1, 2007; surgery centers division sold to an affiliate of Texas Pacific Group on June 29, 2007; and diagnostic division sold to The Gores Group on July 31, 2007.

2. Actively participate in obtaining relief from the 75% Rule (i.e. permanent inclusion of comorbidities and securing a permanent freeze of the threshold at 60% or 65%).	2. Take active role in advocacy efforts; attempt to obtain administrative or legislative relief by December 31, 2007.

2. Mr. Grinney took a very active role in these efforts, including leading industry efforts, commissioning studies and making numerous trips to Washington, DC to meet with Congressional leaders. The 2007 Medicare Act was passed by Congress on December 29, 2007, including language to permanently freeze the implementation of the 75% Rule at the 60% threshold level and to allow patients’ secondary medical conditions to continue serving as a basis for access to inpatient rehabilitation care and services.

3. Complete development transactions consistent with pro forma EBITDA requirements.	3. Complete these transactions by December 31, 2007.	3. We entered into a joint venture for a Tennessee hospital and commenced new hospital developments in Virginia and Arizona.
4. Identify drivers of our stock price and develop appropriate strategic alternatives to enhance stockholder value and corresponding financing plan(s).	4. Present strategic and financing alternatives to the board of directors by fourth quarter of 2007.	4. Plan presented to board of directors at the November 1, 2007 meeting.

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Financial Objectives	Targeted Result	Completion Status

1. Meet or exceed the following quantitative objectives:

a. Target EBITDA

b. Target EBITDA margin

c. Target compliant case discharge growth

d. Remediation of all material weaknesses and no new material weaknesses

	1. Meet or exceed quantitative objectives.	1. Each target met or exceeded with the exception of target EBITDA, which was 99.6% completed.
2. Sell the corporate campus and digital hospital at a price that is acceptable to the board of directors.	2. Sell the corporate campus no later than December 31, 2007.	2. Letter of intent with Daniel Corporation signed October 22, 2007 and definitive agreement signed January 23, 2008. Closing is expected by March 31, 2008.
3. Develop a plan to bring post-divestiture corporate overhead to 4.75% of net operating revenues by the end of 2008.	3. Develop and begin implementation of plan no later than September 30, 2007.	3. Plan developed with 2008 budget.
4. Develop a plan to consolidate hospital billing/collection functions.	4. Develop plan no later than December 1, 2007.

4. Plan developed to:

a. Perform an IT assessment to determine required technology

b. Roll-out Non-Clinical Patient Support Services component of TeamWorks to standardize operations and use of PatCom.

c. Evaluate potential sites in 2008.

5. Improve accounts receivable days.	5. Improve accounts receivable days by 2 days.	5. Accounts receivable days improved from 49.94 days for the year ended December 31, 2006 to 47.44 days for the year ended December 31, 2007.

Information Technology Objectives	Targeted Result	Completion Status
1. Successfully install the updated versions of the current applications of the PeopleSoft General Ledger system.	1. Installation must be completed and fully tested and ready for implementation by December 31, 2007.	1. Updated PeopleSoft General Ledger system was tested and ready for implementation by December 31, 2007.
2. Standardize patient care documentation templates across all inpatient rehabilitation hospitals to prepare for installation of clinical information system.	2. All patient care documentation templates standardized by December 31, 2007.	2. Patient care documentation templates have been standardized and implementation has begun.

Management Development Objectives	Targeted Result	Completion Status
1. Develop a diversity plan to ensure racial and gender diversity in HealthSouth’s management and among vendors and suppliers. Implement 2-3 initiatives in 2007.	1. Present plan to the board of directors no later than September 30, 2007 for implementation in Q4 of 2007.

1. A Diversity Committee has been formed to review applicable HealthSouth policies and to create baseline database. Recruiting Department has identified “affinity groups” to target recruitment at select universities. Complete Diversity Plan will be finalized by the end of the second quarter of 2008.

2. Develop a management succession plan.	2. Present plan to the board of directors, via the Compensation Committee, no later than December 31, 2007.	2. Plan was presented at the October 31, 2007 Compensation Committee meeting.

Mr. Grinney and our executive management team have successfully led HealthSouth in overcoming numerous legal and financial obstacles as well as in the massive restructuring that occurred in 2004 through 2007. Accordingly, the Company has brought Mr. Grinney’s compensation to a competitive level in 2007. We believe our compensation decisions will translate into long-term benefits for our stockholders.

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Changes to Executive Compensation

During 2007, HealthSouth endured numerous changes. With the completion of the divestitures, we repositioned the Company to be a post-acute care provider focusing on inpatient rehabilitation. We made our final settlement obligation payments to the SEC, DOJ, and CMS related to the fraud perpetrated by members of prior management. Now that most of the “rocks in the road” are behind us, we are able to turn our focus towards maintaining and expanding HealthSouth’s position as the preeminent provider of inpatient rehabilitative services.

For 2008, we contemplate additional changes to the focus of our compensation system. Specifically, as we conclude our transition period, we expect to put greater emphasis on the following factors:

•	increase in total stockholder return;
•	earnings per share growth;
•	improvement in free cash flow (primarily for debt repayment); and
•	discharge growth.

Summary Compensation Table

The table below shows the compensation of our chief executive officer, chief financial officer, general counsel, executive vice president-operations, former chief operating officer and former chief compliance officer, for services in all capacities to the Company in 2007 and 2006, except as otherwise indicated. For a discussion of the amount of a named executive officer’s salary and bonus in proportion to his total compensation, please see the Compensation Discussion and Analysis beginning on page 30.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Jay Grinney	2007	1,003,078	983,066	2,403,424	1,120,000	23,636	5,533,204
President and Chief Executive Officer	2006	980,110	503,480	2,658,527	765,075	25,238	4,432,430

John L. Workman	2007	578,537	465,614	354,664	463,593	139,000	2,001,408
Executive Vice President and Chief Financial	2006	517,769	459,264	283,852	428,912	9,810	1,699,607
Officer

John P. Whittington(5)	2007	516,154	180,839	73,554	318,926	7,750	1,097,223
Executive Vice President, General Counsel and	2006	–	–	–	–	–	–
Corporate Secretary

Mark J. Tarr	2007	365,467	215,035	193,075	242,817	88,286	1,104,680
Executive Vice President, Operations	2006	335,354	219,835	186,108	206,529	4,508	952,334

Michael D. Snow	2007	333,839	377,111(6)	430,707(7)	275,933	1,490,081	2,907,671
Executive Vice President and Chief Operating	2006	642,603	752,391	408,771	463,532	5,870	2,273,167
Officer

John Markus	2007	245,762	69,747(6)	148,223(7)	–	265,920	729,652
Executive Vice President and Chief Compliance	2006	387,583	142,944	185,230	212,928	9,243	937,928
Officer

(1)

The value of stock awards listed in this column for 2007 has been determined based on the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FASB Statement 123(R). The assumptions used in the valuation are discussed under the heading “Critical Accounting Policies - Share-Based Payments” in Item 7,Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our 2007 Form 10-K.

(2)

The value of option awards listed in this column for 2007 has been determined based on the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FASB Statement No. 123(R). The assumptions used in the valuation are discussed under the heading “Critical Accounting Policies - Share-Based Payments” in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our 2007 Form 10-K.

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(3)	For 2007, the amounts shown in this column comprise bonuses paid in 2008 under our 2007 Senior Management Bonus Program.
(4)

For Mr. Grinney, the amount shown in this column for 2007 includes (a) Company paid premiums for long-term disability insurance ($17,787) and (b) Company paid 401(k) match ($5,849). For Mr. Workman, the amount shown in this column for 2007 includes (a) a payment under the Key Executive Incentive Program ($131,250) as further described on page 42 of this proxy statement and (b) Company paid 401(k) match ($7,750). For Mr. Whittington, the amount shown in this column for 2007 is a Company 401(k) match ($7,750). For Mr. Tarr, the amount shown in this column for 2007 includes (a) a payment under the Key Executive Incentive Program ($85,050) and (b) Company paid 401(k) match ($3,236). For Mr. Snow, the amount shown in this column for 2007 includes (a) a payment under the Key Executive Incentive Program ($161,848), (b) a payment under the Transitional Severance Plan, which amount was paid to Mr. Snow after he became an employee of Surgical Care Affiliates, LLC ($1,324,000), and (c) Company paid 401(k) match ($4,233). For Mr. Markus, the amount shown in this column for 2007 includes (a) separation pay ($155,242), (b) payment under the Key Executive Incentive Program ($97,495), (c) Company paid 401(k) match ($7,750) and (d) payout of accrued vacation ($5,433).

(5)	Mr. Whittington was not a named executive officer in 2006.
(6)

Both Messrs. Snow and Markus severed employment with the Company during 2007 in connection with the divestitures by the Company of the non-core operating divisions. The expense recognized by the Company in 2007 for stock awards terminated as of their respective departure dates because the restricted stock awards were forfeited at such departure dates. The expense for stock awards reported for 2007 coincides with the expense recorded in the Company’s financial statements for the fiscal year ended December 31, 2007.

(7)

Both Messrs. Snow and Markus severed employment with the Company during 2007 in connection with the divestitures by the Company of the non-core operating divisions. The expense for stock option awards in 2007 is reported without reduction for forfeitures in accordance with the instructions to Item 402(c)(2) of Regulation S-K. The expense amount actually recognized by the Company for 2007 includes only the expense for option awards that vested prior to the dates of the divestitures, and, therefore is lower than the amount reported herein.

Grants of Plan-Based Awards During 2007

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (2) ($)	Target (3) ($)	Maximum(4) ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(5) (#)	All Other Option Awards: Number of Securities Underlying Options(6) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)
Jay Grinney
Annual Incentive		500,000	1,000,000	2,000,000	–	–	–	–	–	–	–
RSA	3/2/2007	–	–	–	–	–	–	20,000	–	–	463,800
RSA	8/1/2007	–	–	–	–	–	–	46,833	–	–	741,366
RSA	11/1/2007	–	–	–	–	–	–	97,403	–	–	1,956,826
Stock options	3/2/2007	–	–	–	–	–	–	–	130,000	23.19	1,521,988
John L. Workman
Annual Incentive		206,500	413,000	826,000	–	–	–	–	–	–	–
RSA	3/2/2007	–	–	–	–	–	–	11,000	–	–	255,090
RSA	8/1/2007	–	–	–	–	–	–	22,363	–	–	354,006
RSA	12/20/2007	–	–	–	–	–	–	5,386	–	–	116,391
Stock options	3/2/2007	–	–	–	–	–	–	–	25,000	23.19	258,110
John P.Whittington
Annual Incentive		156,000	312,000	468,000	–	–	–	–	–	–	–
RSA	3/2/2007	–	–	–	–	–	–	6,000	–	–	139,140
RSA	8/1/2007	–	–	–	–	–	–	19,710	–	–	312,009
Stock options	3/2/2007	–	–	–	–	–	–	–	20,000	23.19	206,488
Mark J. Tarr
Annual Incentive		119,686	239,371	359,057	–	–	–	–	–	–	–
RSA	3/2/2007	–	–	–	–	–	–	6,000	–	–	139,140
Stock options	3/2/2007	–	–	–	–	–	–	–	20,000	23.19	206,488
Michael D. Snow(8)
Annual Incentive		134,000	268,000	402,000	–	–	–
RSA	3/2/2007	–	–	–	–	–	–	20,000	–	–	463,800
Stock options	3/2/2007	–	–	–	–	–	–	–	28,000	23.19	289,083
John Markus(9)
Annual Incentive		–	–	–	–	–	–	–	–	–	–
RSA	3/2/2007	–	–	–	–	–	–	–	–	–	–
Stock options	3/2/2007	–	–	–	–	–	–	–	–	–	–

(1)

The payments described in the three columns below are cash amounts provided for by our 2007 Senior Management Bonus Program. This program is described beginning on page 36 of this proxy statement. Final payments under the 2007 program were calculated and paid in spring 2008 and are reflected in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”

47

(2)

The threshold amounts in this column assume: (i) that the Company objectives portion of the quantitative score was 85% but the individual objectives portion was 0%, resulting in payment of the minimum quantitative portion of the bonus, and (ii) that none of the qualitative requirements were satisfied, resulting in payment of no qualitative bonus. Under the assumption of a Company quantitative objectives score being 85%, we would apply the named executive officer’s Company quantitative objectives percentage (which, for Mr. Grinney as an example, would be 80%) to the target bonus dollar amount. Then, following the interpolation procedures discussed on page 37 of this proxy statement, we would divide this amount by half to arrive at the final bonus payment.

(3)	See the table on page 38. The target amount for each NEO is his base salary multiplied by this target bonus percentage.
(4)

The maximum payment amounts in this column assume: (i) that all Company quantitative objectives, divisional quantitative objectives (for Mr. Tarr only) and individual objectives were achieved and that the weighted average score for the quantitative portion was 115%, resulting in payment of the maximum quantitative portion of the bonus, and (ii) that no qualitative portion of the bonus was paid. Under these assumptions, we would apply the named executive officer’s Company quantitative objectives percentage (which, for Mr. Grinney as an example, would be 80%) to the target bonus dollar amount and then, applying the interpolation procedures discussed on page 37 of this proxy statement, multiply this amount by 200% for Mr. Grinney and Mr. Workman and by 150% for the other NEOs. Because all individual objectives were achieved, we would add 20% of the target bonus amount to arrive at the final bonus payout. Because the board of directors has sole discretion over whether and in what amounts qualitative portions of bonuses will be paid, it is not possible for these reported maximums to include an estimate for the qualitative component.

(5)

Awards which are designated as RSA in the first column of this table are restricted stock awards made in 2007 under our 1998 Restricted Stock Plan, which is described in this proxy statement on page 52. For these awards, the number of shares of restricted stock set forth will vest in full on the third anniversary of grant, provided that the officer is still employed with the Company; a change in control of the Company will also cause these awards to immediately become vested in full. The recipients of these awards will not have voting rights or rights to receive dividends on these shares unless and until they have vested.

(6)

All stock option grants in 2007 were made under our 2005 Equity Incentive Plan, which is described in this proxy statement on page 53. These option awards will vest, subject to the officer’s continued employment with the Company, in three equal annual installments beginning on the first anniversary of grant; a change in control of the Company will also cause these options to immediately become vested in full.

(7)	Mr. Snow’s restricted stock awards and stock option grants in 2007 terminated upon his departure from the Company on June 30, 2007.
(8)	The threshold, target and maximum amounts listed for Mr. Snow are prorated based on his employment as chief operating officer for the first six months of 2007.
(9)

Mr. Markus did not receive compensation under either the 2007 Senior Management Bonus Program or the long-term incentive program as he was compensated under his separation agreement, as described on page 51 below.

Employment Arrangements

Employment Arrangement of Jay Grinney

On May 3, 2004, we entered into an employment agreement with Mr. Grinney pursuant to which he was employed as President and Chief Executive Officer. In May of 2007, the base term of Mr. Grinney’s employment agreement expired. On October 31, 2007, HealthSouth entered into a letter of understanding with Mr. Grinney effective for the period of May 1, 2007 to December 31, 2010. Pursuant to the terms of the letter of understanding, Mr. Grinney will receive an annual base salary of $1,000,000, subject to annual adjustments as determined by the Compensation Committee, and an annual bonus based on both the performance of HealthSouth and his personal performance. He also will be entitled to participate in and receive benefits under certain insurance, benefit and other plans as may be in effect from time to time on such terms as are offered to other similarly situated officers of HealthSouth. Such plans include but are not limited to vacation, medical, life insurance, 401(k), disability insurance, and incentive and equity compensation plans.

Under the letter of understanding, we granted to Mr. Grinney 97,403 shares of restricted stock pursuant to our 1998 Restricted Stock Plan which will vest on the third anniversary date of the commencement of his employment, provided (1) Mr. Grinney is employed by us on such date and (2) the performance condition that our stock must reach a closing price of $24.00 per share for a period of at least 20 consecutive days during the term of the restrictions has been satisfied. The letter of understanding also provides that Mr. Grinney shall be entitled to participate in the ongoing and other long-term awards and programs on the same basis as other similarly situated HealthSouth executives.

The letter of understanding provides that Mr. Grinney’s rights upon termination of his employment during the term of the letter of understanding will be governed by the terms of the HealthSouth Corporation Executive Severance Plan (as described on page 41), the HealthSouth Corporation Change in Control Benefits

48

Plan (as described on page 41) and sections 4(a)(iv), 4(a)(v), 4(b)(iii), 4(b)(iv), 4(c)(ii) and 4(c)(iii) of the 2004 employment agreement. Notwithstanding any amendments to the Executive Severance Plan and the Change in Control Benefits Plan, if Mr. Grinney’s employment terminates during the term of the letter of understanding, he will be entitled to the payments and benefits provided under the Executive Severance Plan or the Change in Control Benefits Plan, as applicable. Mr. Grinney’s entitlement to payments and benefits under the Executive Severance Plan and Change in Control Benefits Plan is contingent upon his compliance with the provisions of the Restrictive Covenant Agreement (as discussed in the letter of understanding).

If, subject to the terms of the Executive Severance Plan, Mr. Grinney is terminated without cause or resigns for good reason, he is entitled to receive payment as described in the Executive Severance Plan; provided, however that (1) for any future award that is subject to a vesting schedule that is time-based only, the portion of the future awards that is unvested as of the effective date of his termination without cause or resignation for good reason shall remain outstanding and continue to vest as if he remained in the employ of the Company through the earlier of (a) the next time-related vesting date of the applicable future award and (b) any material breach by Mr. Grinney of any provision of the letter of understanding, including the Restrictive Covenant Agreement and (2) for any award that is subject to the achievement of performance criteria, Mr. Grinney will receive a Pro-rated Portion of the amount, if any, earned with respect to such award, such amount to be determined at the end of the applicable performance period in accordance with, and subject to, the applicable performance criteria. The “Pro-rated Portion” means a fraction of the award whose numerator is the number of months elapsed from the date of grant of such award through the date that is the earlier of (1) the effective date of Mr. Grinney’s termination without cause or resignation for good reason and (2) any material breach by Mr. Grinney of any provision of the letter of understanding, including the Restrictive Covenant Agreement, and the denominator of which is 36. The award earned will be paid or delivered to Mr. Grinney as soon as practicable following the end of the applicable performance period.

In the event Mr. Grinney’s employment is terminated by us for cause or by Mr. Grinney without good reason, Mr. Grinney will receive (1) an amount equal to his salary through the date of termination, (2) any restricted stock awards that have fully vested, (3) any portion of the Option (as defined in the 2004 employment agreement) that has vested and is then outstanding (which shall remain exercisable for a period of three months thereafter) and (4) any other accrued compensation and benefits due as of the date of termination.

In the event of termination as a result of death or disability, Mr. Grinney or his representative will receive payment in accordance with the Executive Severance Plan; provided, however that (1) in the event of death, any unvested portion of the Option (as defined in the 2004 employment agreement) shall vest in full with continued exercisability for a 12 month period, and (2) in the event of disability, the unvested portion of the Option shall be immediately forfeited and the vested outstanding portion of the Option shall remain exercisable for a period of three months following termination.

The letter of understanding also contains certain (1) non-competition provisions which are effective throughout the term of Mr. Grinney’s employment and for a period of 24 months thereafter unless termination is for cause or as a result of disability, in which case such provisions shall remain in effect for a period of 12 months, and (2) non-interference and non-solicitation provisions which are effective throughout the term of Mr. Grinney’s employment and for a period of 36 months thereafter.

For purposes of Mr. Grinney’s letter of understanding, “cause,” “good reason” and “change in control” have the meanings as defined in the Executive Severance Plan and the Change in Control Plan.

Employment Arrangements of Other Named Executive Officers

On September 3, 2004, we entered into an employment agreement with Mr. Workman pursuant to which he was employed as Executive Vice President and Chief Financial Officer of the Company. The base term of Mr. Workman’s employment agreement expired in September 2007. HealthSouth and Mr. Workman entered into an employment arrangement intended to be in place through December 2010. Under this arrangement, we granted to Mr. Workman 5,386 shares of restricted stock pursuant to our 1998 Restricted Stock Plan which will vest on the third anniversary date of the commencement of his employment, provided (1) Mr. Workman is employed by us on such date and (2) the performance condition that our stock must reach a closing price of $24.00 per share for a period of at least 20 consecutive days during the term of the restrictions has been satisfied.

49

Potential Payments upon Termination of Employment

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers currently employed with HealthSouth would be entitled upon termination of employment by the Company without “cause” or by the executive for “good reason,” as well as by the Company for “cause,” as those terms are defined in the applicable plans and arrangements, except as otherwise designated. An executive cannot receive termination benefits under more than one of the plans or arrangements identified below.

Name	Lump Sum Payment ($)	Continuation of Insurance Benefits ($)	Acceleration of Equity Awards ($)(1)	Total Termination Benefits ($)

Jay Grinney
Executive Severance Plan/Letter of Understanding
Without Cause/For Good Reason	3,052,820	7,070	2,357,130	5,417,020
Disability	3,052,820	7,070	1,014,400	4,074,290
Death	3,052,820	7,070	1,014,400	4,074,290
For Cause	52,820	0	0	52,820
Change in Control Benefits Plan	6,032,820	7,070	4,288,956	10,328,846
John L. Workman
Executive Severance Plan
Without Cause/For Good Reason	1,198,072	4,425	767,976	1,970,473
Disability	1,198,072	4,425	767,976	1,970,473
Death	1,198,072	4,425	767,976	1,970,473
For Cause	18,072	0	0	18,072
Change in Control Benefits Plan	3,017,042	6,638	1,671,154	4,694,834
John P. Whittington
Executive Severance Plan
Without Cause/For Good Reason	1,060,543	4,425	193,171	1,258,140
Disability	1,060,543	4,425	193,171	1,258,140
Death	1,060,543	4,425	193,171	1,258,140
For Cause	20,543	0	0	20,543
Change in Control Benefits Plan	2,508,223	6,638	791,910	3,306,771
Mark J. Tarr
Executive Severance Plan
Without Cause/For Good Reason	858,437	5,399	360,526	1,224,362
Disability	858,437	5,399	360,526	1,224,362
Death	858,437	5,399	360,526	1,224,362
For Cause	30,437	0	0	30,437
Change in Control Benefits Plan	2,011,013	8,098	562,531	2,581,642

(1)

The value of the acceleration of equity award vesting listed in this column has been determined based on the dollar amount to be recognized for financial statement reporting purposes upon vesting of the awards as of December 31, 2007 in accordance with FASB Statement No. 123(R). The assumptions used in the valuation are discussed under the heading “Critical Accounting Policies - Share-Based Payments” in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our 2007 Form 10-K.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The “Lump Sum Payment” column in the above table includes the estimated payments provided for under the Executive Severance Plan (as further described on page 41) and the Change in Control Benefits Plan (as further described on page 41). As explained in the section entitled “Employment Arrangement of Jay Grinney” above, Mr. Grinney’s letter of understanding provides that his rights upon termination of his employment during the term of the letter of understanding will be governed by the terms of the Executive Severance Plan and Change in Control Benefits Plan as well. Mr. Grinney’s arrangement contains certain restrictive provisions regarding non-competition (24 months), non-interference (36 months), non-solicitation (36 months), and confidentiality (indefinite) that survive termination.

On July 19, 2007, we entered into a release agreement with Mr. Snow, pursuant to which we agreed to provide him, in addition to his salary through his last day of employment on June 30, 2007, a $1,324,000 transaction closing bonus relating to the divestiture of the surgery centers division. As Mr. Snow was offered and accepted employment with a successor that was comparable to or better than his employment with HealthSouth, and such employment position was not located more than 50 miles from Mr. Snow’s primary job location with HealthSouth, he was not entitled to any severance under the Transitional Severance Plan. On July 23, 2007, we entered into a separation agreement with Mr. Markus, pursuant to which we agreed to provide him, in addition to his salary through his last day of employment on August 4, 2007: (1) $807,254 payable in 52 equal bi-weekly installments of

50

$15,524, (2) payment for all accumulated and unused vacation, and (3) medical insurance for the duration of the severance payment period.

Outstanding Equity Awards at December 31, 2007

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Jay Grinney	200,000	–	–	26.05	5/8/2014	20,000	420,000	–	–
	86,667	43,333	–	26.85	3/23/2015	20,000	420,000	–	–
	50,000	100,000	–	26.55	2/23/2016	20,000	420,000	–	–
	–	130,000	–	23.19	3/2/2017	20,000	420,000	–	–
	–	–	–	–	–	46,833	983,493	–	–
	–	–	–	–	–	97,403	2,045,463	–	–
John L. Workman	11,000	–	–	25.25	9/20/2014	5,500	115,500	–	–
	14,667	7,333	–	26.85	3/23/2015	11,000	231,000	–	–
	3,765	11,296	–	19.35	11/17/2015	23,923	502,383	–	–
	7,334	14,666	–	26.55	2/23/2016	11,000	231,000	–	–
	–	25,000	–	23.19	3/2/2017	11,000	231,000	–	–
	–	–	–	–	–	22,363	469,623	–	–
	–	–	–	–	–	5,386	113,106	–	–
John P. Whittington	1,445	2,888	–	25.10	10/19/2016	12,000	252,000	–	–
	–	20,000	–	23.19	3/2/2017	6,000	126,000	–	–
	–	–	–	–	–	19,710	413,910	–	–
Mark J. Tarr	3,400	–	–	50.00	10/23/2008	1,500	31,500	–	–
	5,000	–	–	55.00	3/15/2009	6,000	126,000	–	–
	774	–	–	66.56	5/20/2009	11,164	234,444	–	–
	2,100	–	–	66.56	5/20/2009	6,000	126,000	–	–
	3,000	–	–	24.38	2/29/2010	6,000	126,000	–	–
	4,000	–	–	69.38	1/4/2011	–	–	–	–
	3,800	–	–	54.50	2/4/2012	–	–	–	–
	8,000	–	–	16.00	2/14/2013	–	–	–	–
	11,000	–	–	22.00	3/5/2014	–	–	–	–
	7,334	3,666	–	26.85	3/23/2015	–	–	–	–
	1,757	5,272	–	19.35	11/17/2015	–	–	–	–
	4,000	8,000	–	26.55	2/23/2016	–	–	–	–
	–	20,000	–	23.19	3/2/2017	–	–	–	–
Michael D. Snow	–	–	–	–	–	–	–	–	–
John Markus	–	–	–	–	–	–	–	–	–

(1)

All options shown above, other than options with expiration dates of November 17, 2015 or expiration dates prior to 2014, vest in three equal annual installments beginning on the first anniversary of the grant date. Options with expiration dates of November 17, 2015 were granted under the Company’s Key Executive Incentive Program and vest according to the following schedule: 25% on January 1, 2007, 25% on January 1, 2008, and the remaining 50% on January 1, 2009. Options with expiration dates prior to 2014 vest in four equal annual installments beginning on the first anniversary of the grant date. All per share amounts have been adjusted for the five-for-one reverse stock split that became effective on October 25, 2006.

(2)	The expiration date of each option occurs 10 years after the grant date of each option.
(3)

All restricted stock awards shown above, other than awards granted under the Company’s Key Executive Incentive Plan, vest on the third anniversary of the grant date. Restricted stock awards granted under the Company’s Key Executive Incentive Program vest according to the following schedule: 25% on January 1, 2007, 25% on January 1, 2008, and the remaining 50% on January 1, 2009. The restricted stock awards granted under the Company’s Key Executive Incentive Program are as follows: Mr. Snow (28,159 shares), Mr. Workman (23,923 shares), Mr. Markus (10,883 shares), and Mr. Tarr (11,164 shares). All per share amounts have been adjusted for the five-for-one reverse stock split that became effective on October 25, 2006.

51

Options Exercised and Stock Vested in 2007

The following table sets forth, as of December 31, 2007, information concerning the exercise of options and the vesting of shares for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Jay Grinney	N/A	N/A	20,000	405,200
John L. Workman	N/A	N/A	11,481	237,605
John P. Whittington	N/A	N/A	N/A	N/A
Mark J. Tarr	N/A	N/A	4,292	89,519

Equity Compensation Plans

The following table sets forth, as of December 31, 2007, information concerning compensation plans under which our securities are authorized for issuance. The table does not reflect grants, awards, exercises, terminations, or expirations since that date. All share amounts and exercise prices have been adjusted to reflect stock splits that occurred after the date on which any particular underlying plan was adopted, to the extent applicable.

	Securities to be Issued Upon Exercise	Weighted Average Exercise Price	Securities Available for Future Issuance
Plans Approved by Stockholders	1,044,183	$30.50	184,305
Plans Not Approved by Stockholders	1,368,368	25.04	4,620,186
Total	2,412,551	$27.40	4,804,491

1993 Consultants Stock Option Plan

The 1993 Consultants Stock Option Plan, as amended and restated (the “1993 Plan”) provides for the grant of nonqualified options to purchase shares of our common stock to consultants and advisors of HealthSouth. The 1993 Plan covers a maximum of 900,000 shares of our common stock, although no new grants may be made from the 1993 Plan. The terms and conditions of the options, including exercise prices and the periods in which options are exercisable, generally are at the discretion of the board of directors or by a committee appointed by the board of directors. However, no options are exercisable beyond ten years from the date of grant.

1998 Restricted Stock Plan

The 1998 Restricted Stock Plan (the “1998 Plan”) provides for the grant of restricted common stock HealthSouth’s executives and other key employees. The 1998 Plan makes available up to 600,000 shares of common stock to be granted beginning in 1998 through 2008. Awards made under the 1998 Plan generally vest over a three-year requisite service period, although the Compensation Committee generally has discretion to determine the restrictions for each award. Fair value is determined by the market price of our common stock on the grant date.

2002 Non-Executive Stock Option Plan

The 2002 Non-Executive Stock Option Plan (the “2002 Plan”) provides for the grant of nonqualified options to purchase shares of our common stock to HealthSouth employees who are not directors or executive officers. The 2002 Plan covers a maximum of 1.3 million shares of our common stock. The terms and conditions of the options, including exercise prices and the periods in which options are exercisable, generally are at the discretion of the Compensation Committee. However, no options are exercisable beyond ten years from the date of grant and granted options generally vest in periods of up to five years depending on the type of award granted.

52

2004 Amended and Restated Director Incentive Plan

The 2004 Amended and Restated Director Incentive Plan (the “2004 Plan”) provides for the grant of common stock, restricted awards of common stock (“restricted stock”) and the right to receive awards of common stock (“restricted stock units”) to non-employee directors of HealthSouth. The 2004 Plan covers a maximum of 400,000 shares of our common stock. The 2004 Plan’s vesting provisions provide that, for restricted stock awards, one-third of the shares of restricted stock acquired under each grant shall vest, and thus the forfeiture provisions shall lapse, on January 1 of each year following the date of the grant. Awards of restricted stock units are fully vested when awarded and will be settled in shares of common stock on the six-month anniversary of the date on which the director ceases to serve on the board of directors, subject to certain change in control provisions. Restricted stock units may not be transferred. Restricted stock is subject to transfer restrictions during the course of the applicable director’s term and for a period of twelve months thereafter. Each of the vesting and holding provisions applicable to grants under the 2004 Plan are subject to the exceptions applicable to certain change in control events and the termination of the recipient’s service as a HealthSouth director. Subject to certain exceptions set forth in the 2004 Plan, awards are protected against dilution upon the issuance of stock dividends and in the event of a stock split, recapitalization or other major corporate restructuring and are forfeitable upon termination of the recipient’s services as a HealthSouth director. No award shall be granted under the 2004 Plan after the earliest of (1) March 31, 2008, (2) such time as all shares of common stock reserved for issuance under the 2004 Plan have been acquired through the issuance of Awards granted under the 2004 Plan or (3) such earlier time as our board of directors may determine. Awards granted under the 2004 Plan at the time of its termination shall continue in effect in accordance with its terms and conditions and those of the 2004 Plan.

2005 Equity Incentive Plan

The 2005 Equity Incentive Plan (the “2005 Plan”) provides for the grant of stock options, restricted stock, stock appreciation rights, deferred stock and other stock-based awards to directors, executives and other key employees of the Company as determined by the board of directors or the Compensation Committee in accordance with the terms of the 2005 Plan and evidenced by an award agreement with each participant.

The 2005 Plan has a term of three years, unless terminated earlier by the board of directors. Any Awards outstanding under the 2005 Plan at the time of its termination will remain in effect in accordance with their terms. The aggregate number of shares of common stock available for issuance under the 2005 Plan is 4.4 million shares, subject to equitable adjustment upon a change in capitalization of the Company or the occurrence of certain transactions affecting the common stock reserved for issuance under the 2005 Plan. Any awards under the 2005 Plan must have a purchase price or an exercise price not less than the fair market value of such shares of common stock on the date of grant. Unless otherwise determined by the board of directors or as provided in an award agreement, upon a Change in Control (as defined in the 2005 Plan) of the Company, the vesting of all outstanding awards will accelerate.

Notwithstanding the foregoing, no option may be exercised and no shares of stock may be issuable pursuant to other Awards under the 2005 Plan until the Company complies with its reporting and registration obligations under the federal securities laws, unless an exemption from registration is available with respect to such shares.

Retirement Investment Plan

Effective January 1, 1990, we adopted the HealthSouth Retirement Investment Plan (the “401(k) Plan”), a retirement plan intended to qualify under Section 401(k) of the Internal Revenue Code. The 401(k) Plan is open to all of our full-time and part-time employees who are at least 21 years of age and have completed 90 days of service with the Company. Eligible employees may elect to participate in the Plan on the first day of the month following 90 days of employment.

Under the 401(k) Plan, participants may elect to defer up to 15% of their annual compensation (subject to nondiscrimination rules under the Internal Revenue Code). The deferred amounts may be invested among various investment vehicles, which do not include HealthSouth common stock, managed by unrelated third parties. We will match a minimum of 50% of the amount deferred by each participant, up to 4% of such participant’s total compensation, with the matched amount also directed by the participant.

53

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

The board of directors considers, in consultation with the Nominating/Corporate Governance Committee, whether a transaction between a member of the board of directors and the Company presents any inappropriate conflicts of interest or impairs the “independence” of any director, or both. Each independent director is required to promptly notify the chairman of the board of directors if any actual or potential conflict of interest arises between such member and the Company which may impair such member’s independence. If a conflict exists and cannot be resolved, such member is required to submit to the board of directors written notification of such conflict of interest and an offer of resignation from the board of directors and each of the committees on which such member serves. The board of directors need not accept such offer of resignation; however, the submission of such offer of resignation provides the opportunity for the board of directors to review the appropriateness of the continuation of such individual’s membership on the board of directors.

Members of the board of directors must recuse themselves from any discussion or decision that affects their personal, business, or professional interest. The non-interested members of the board of directors will consider and resolve any issues involving conflicts of interest of members of the board of directors.

Transactions with Related Persons

Our policy regarding transactions with related persons is contained in the Company’s Corporate Governance Guidelines which can be found on the Company’s website.

Since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our voting securities, or an immediate family member of any of the foregoing, had or will have a direct or indirect material interest other than:

•	compensation arrangements, which are previously described; and
•	the transactions described below.

Source Medical Solutions, Inc.

In April 2001, we established Source Medical Solutions, Inc. (“Source Medical”) to continue development and allow commercial marketing of a wireless clinical documentation system originally developed by HealthSouth. This proprietary software was referred to internally as “HCAP” and was later marketed by Source Medical under the name “TherapySource.” At the time of our initial investment, certain of our directors, executive officers, and employees also purchased shares of Source Medical’s common stock.

During 2007, we continued to lease HCAP software from Source Medical and paid them for custom software development and other miscellaneous services that totaled approximately $1.5 million. Also during 2007, we sold our remaining investment in Source Medical to Source Medical and recorded a gain on sale of approximately $8.6 million. As a result of this transaction, we have no further affiliation or material related party contracts with Source Medical.

54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of February 15, 2008 (unless otherwise noted), for (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table, and (4) all of our current directors and executive officers as a group. The address of our directors and executive officers is c/o HealthSouth Corporation, 3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243.

Name of Beneficial Owner	Share Beneficially Owned (1)	Percent of Class (2)
Certain Beneficial Owners
Wellington Management Company, LLP	9,377,032 (3)	11.89%
Iridian Asset Management LLC	8,004,853 (4)	10.15%
Highfields Capital Management LP	6,250,079 (5)	7.93%
TIAA-CREF Investment Management, LLC	6,082,037 (6)	7.71%
Lord, Abbett & Co. LLC	5,192,316 (7)	6.58%
T. Rowe Price Associates, Inc.	4,966,057 (8)	6.30%
Osterweis Capital Management, Inc.	3,971,332 (9)	5.04%
JGE Capital Management, LLC	3,970,000 (10)	5.03%

Management
Edward A. Blechschmidt	9,655	*
John W. Chidsey	5,730	*
Donald L. Correll	8,564	*
Yvonne M. Curl	8,301	*
Charles M. Elson	14,324	*
Jay Grinney	812,313 (11)	1.03%
Jon F. Hanson	45,798 (12)	*
Leo I. Higdon, Jr.	8,734	*
John Markus	5,942	*
John E. Maupin, Jr.	9,366	*
L. Edward Shaw, Jr.	11,814	*
Michael D. Snow	17,548	*
Mark J. Tarr	109,662 (13)	*
John P. Whittington	51,622 (14)	*
John L. Workman	167,464 (15)	*
All current directors and executive officers as a group (13 people)	1,263,347 (16)	1.60%

*	Less than 1%
(1)

According to the rules adopted by the SEC, a person is a beneficial owner of securities if the person or entity has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, conversion of a security or otherwise. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person.

(2)	The percentage of beneficial ownership is based upon 78,853,675 shares of common stock outstanding as of February 15, 2008,
(3)

Based on a Schedule 13G/A filed with the SEC on February 11, 2008, Wellington Management Company, LLP (an investment adviser) reported, as of January 31, 2008, no sole voting or investment power, shared voting power for 6,794,722 shares, and shared investment power for 9,316,532 shares. No client interest is related to more than 5% of our outstanding shares of common stock. This filer is located at 75 State Street, Boston, Massachusetts 02109.

(4)

Based on a Schedule 13G/A filed with the SEC on February 5, 2008, Iridian Asset Management LLC (investment adviser), The Governor and Company of the Bank of Ireland (parent holding company), BIAM Holdings (parent holding company), BancIreland (US) Holdings, Inc. (parent holding company), and BIAM (US) Inc. (parent holding company) reported, as of January 31, 2008, no sole voting or investment power, and shared voting and investment power for 8,004,853 shares. Iridian Asset Management LLC is located at 276 Port Road West, Westport, Connecticut 06880; The Governor and Company of the Bank of Ireland and BIAM Holdings are located at Head Office, Lower Baggot Street, Dublin 2, Ireland; and BancIreland (US) Holdings, Inc. and BIAM (US) Inc. are located at Liberty Park #15, 282 Route 101, Amherst, New Hampshire 03110.

55

(5)

Based on a Form 13F filed with the SEC on February 14, 2008, Highfields Capital Management LP reported, as of December 31, 2007, sole voting power and shared investment power for 6,250,079 shares. This filer is located at John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116.

(6)

Based on a Schedule 13G/A filed with the SEC on February 14, 2008, Teachers Advisor, Inc. and affiliates reported, as of December 31, 2007, voting and investment power as follows: TIAA-CREF Investment Management, LLC (investment adviser) – sole voting and investment power for 5,475,979 shares; College Retirement Equities Fund – Stock Account (investment company) – no sole voting or investment power, and shared voting and investment power for 4,478,079 shares; and Teachers Advisors, Inc. (investment adviser) – sole voting and investment power for 606,058 shares. TIAA-CREF Investment Management, LLC and Teachers Advisors, Inc. reported their combined holdings for the purpose of administrative convenience; and each expressly disclaimed beneficial ownership of the other’s securities holdings and that it is a member of a “group” with the other. These filers are located at 730 Third Avenue, New York, New York 10017.

(7)

Based on a Schedule 13G filed with the SEC on February 14, 2008, Lord, Abbett & Co. LLC (investment adviser) reported, as of December 31, 2007, sole voting power for 4,929,116 shares and sole investment power for 5,192,316 shares. This filer is located at 90 Hudson Street, Jersey City, New Jersey 07302.

(8)

Based on a Schedule 13G filed with the SEC on February 13, 2008, T. Rowe Price Associates, Inc. and affiliate reported, as of December 31, 2007, voting and investment power as follows: T. Rowe Price Associates, Inc. (an investment adviser) – sole voting power for 383,787 shares and sole investment power for 4,966,057 shares; and T. Rowe Price Mid-Cap Value Fund, Inc. (investment company) – sole voting power for 4,571,470 shares and no sole investment power. These filers are located at 100 E. Pratt Street, Baltimore, Maryland 21202.

(9)

Based on a Schedule 13G filed with the SEC on February 14, 2008, Osterweis Capital Management, Inc. and affiliates reported, as of December 31, 2007, sole voting and investment power as follows: Osterweis Capital Management, Inc. (investment adviser) – 1,346,966 shares; Osterweis Capital Management, LLC (investment adviser) – 2,624,366 shares; and John S. Osterweis (control person) – 3,971,332 shares. These filers are located at One Maritime Plaza, Suite 800, San Francisco, California 94111.

(10)

Based on a Form 13F filed with the SEC on February 8, 2008, JGE Capital Management, LLC and East Peak Partners, L.P reported, as of December 31, 2007, sole voting and investment power for 3,970,000 shares. These filers are located at One Market, Spear St. Tower, Suite 3780, San Francisco, California 94105.

(11)	Includes 473,334 shares issuable upon exercise of options.
(12)

Includes 10,000 shares issuable upon exercise of options, 12,200 shares held in trust over which Mr. Hanson has investment power, and 6,000 shares held by his spouse. Mr. Hanson disclaims beneficial ownership of the shares held by his spouse.

(13)	Includes 71,855 shares issuable upon exercise of options.
(14)	Includes 8,112 shares issuable upon exercise of options.
(15)	Includes 63,531 shares issuable upon exercise of options.
(16)	Includes 626,832 shares issuable upon exercise of options. Mr. Snow and Mr. Markus are not included because their employment terminated prior to December 31, 2007.

We know of no arrangements, the operation of which may at a subsequent date result in the change of control of HealthSouth.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. We believe, based on our review of the copies of Forms 3, 4, and 5, and amendments thereto, and written representations of our directors, executive officers and 10% stockholders, that, during fiscal 2007, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

56

EXECUTIVE OFFICERS

The following table lists all of our executive officers. Each of our executive officers will hold office until his successor is elected and qualified, or until his earlier resignation or removal.

Name	Age	Position	Date Became Officer
Jay Grinney	57	President and Chief Executive Officer; Director	5/10/2004
John L. Workman	56	Executive Vice President and Chief Financial Officer	9/20/2004
John P. Whittington	60	Executive Vice President, General Counsel and Corporate Secretary	10/19/2006
Mark J. Tarr	46	Executive Vice President – Operations	10/1/2007(a)

(a) Effective retroactively (for compensation purposes) to the beginning of the second quarter in recognition that he had been functioning in that capacity since that time.

There are no family relationships or other arrangements or understandings known to us between any of the executive officers listed above and any other person pursuant to which he or she was or is to be selected as an officer, other than any arrangements or understandings with officers of HealthSouth acting solely in their capacities as such.

Executive Officers Who Are Not Also Directors

Mark J. Tarr—Executive Vice President – Operations

Mr. Tarr was named Executive Vice President of our operations on October 1, 2007. Mr. Tarr joined us in 1993, and has held various management positions with us, including serving as a President of our inpatient division from 2004 to 2007, as Senior Vice President with responsibility for all inpatient operations in Texas, Louisiana, Arkansas, Oklahoma, and Kansas from 1997 to 2004, as Director of Operations of our 80 bed rehabilitation hospital in Nashville, Tennessee from 1994 to 1997, and as Chief Executive Officer/Administrator of our 70 bed rehabilitation hospital in Vero Beach from 1992 to 1994.

John P. Whittington—Executive Vice President, General Counsel and Corporate Secretary

Mr. Whittington was named Executive Vice President, General Counsel and Corporate Secretary on October 19, 2006, having served as Interim General Counsel and Corporate Secretary since July 26, 2006. Prior to joining HealthSouth, Mr. Whittington was a partner of the law firm Bradley Arant Rose & White LLP, which is based in Birmingham, Alabama. He chaired the Restructuring and Reorganization Practice Group at Bradley Arant from 1990 to 2005. Since 1990 he has served as adjunct professor at Cumberland School of Law, Samford University, located in Birmingham, Alabama. He is a member of the Birmingham Bar Association and the Alabama State Bar, and is a member of the American Bar Association.

John L. Workman—Executive Vice President and Chief Financial Officer

Mr. Workman was named Executive Vice President and Chief Financial Officer on September 20, 2004. From 1998 to 2004, Mr. Workman served in various management and executive capacities with U.S. Can Company, including serving as its Chief Financial Officer from 1998 to 2002, as its Chief Operating Officer from 2002 to 2003, and as its Chief Executive Officer from 2003 to 2004. Prior to joining U.S. Can Company, Mr. Workman was employed by Montgomery Ward & Company, Inc. for 14 years, where he held several management and executive positions, including General Auditor, Chief Financial Officer, and Chief Restructuring Officer. Mr. Workman began his career in public accounting, and was a partner with the public accounting firm KPMG.

57

GENERAL INFORMATION

Other Business

We know of no other matters to be submitted at the annual meeting. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the annual meeting.

Annual Report to Stockholders

A copy of our annual report to stockholders for the fiscal year ended December 31, 2007 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. Our annual report to stockholders is not incorporated into this proxy statement and will not be deemed to be solicitation material. A copy of our 2007 Form 10-K is available without charge from our Company website at www.healthsouth.com under the heading “Who We Are/Investor Information.” Our 2007 Form 10-K is also available in print to stockholders without charge and upon request, addressed to HealthSouth Corporation, 3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243, Attention: Investor Relations.

Voting Assistance

If you have any questions, or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Mellon Investor Services, LLC

480 Washington Boulevard

Jersey City, New Jersey 07310-1900

Telephone: 888-261-6784

Proposals for 2009 Annual Meeting of Stockholders

Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2009 annual meeting of stockholders must be received by us no later than the close of business on November 28, 2008, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act in order to be considered for inclusion in the 2009 proxy statement and form of proxy.

You may also submit a proposal without having it included in our proxy statement and form of proxy, but we need not submit such a proposal for consideration at the annual meeting if it is considered untimely. In accordance with Section 2.9 of our By-Laws, to be timely your proposal must be delivered to or mailed and received at our principal executive offices on or after January 8, 2009, and not later than the close of business on February 7, 2009; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, your proposal, in order to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

All stockholder proposals must be in the form set forth in Section 2.9 of our By-Laws and must be addressed to HealthSouth Corporation, 3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243, Attention: Corporate Secretary. Section 2.9 of the By-Laws requires that the proposal must set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of such stockholder, (3) the class or series and number of shares of HealthSouth capital stock which are owned beneficially or of record by such stockholder, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

58

Appendix A

HEALTHSOUTH CORPORATION

APPENDIX A: HEALTHSOUTH 2008 EQUITY INCENTIVE PLAN

HEALTHSOUTH CORPORATION

2008 EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1.   GENERAL. The purpose of the HEALTHSOUTH Corporation 2008 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of HEALTHSOUTH Corporation and its Subsidiaries, by linking the personal interests of their employees, officers and directors to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company by increasing its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors.

ARTICLE 2

EFFECTIVE DATE

2.1.   EFFECTIVE DATE. The Plan shall be effective as of the date upon which it shall be approved by the stockholders of the Company (the “Effective Date”). The Plan shall be submitted to the stockholders of the Company for approval within 6 months of the approval thereof by the Compensation Committee of the Board.

ARTICLE 3

DEFINITIONS

3.1.   DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)      “Award” means any grant or award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalents, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b)     “Award Agreement” means an agreement, contract, other instrument or document or other evidence approved by the Committee evidencing an Award. An Award Agreement may be in an electronic medium, may be solely evidenced by a notation on the Company’s books and records, and need not be signed by a representative of the Company or a Participant. An Award Agreement may be in the form of individual award agreements or certificates or a document describing the terms and provisions of an Award or series of Awards under the Plan.

(c)	“Board” means the Board of Directors of the Company.

(d)     “Change in Control” with respect to any Award has the meaning assigned to the term in the change in control agreement, if any, between the Participant and the Company, provided, however that if there is no such change in control agreement, it shall mean any of the following events:

(i) the acquisition (other than from the Company) by an person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of Directors; or

(ii) individuals who, as of the effective date of this Plan, constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a Director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or

(iii) consummation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own at least fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity’s then-outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially of the assets of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” means the committee of the Board described in Article 4.

(g)     “Company” means HEALTHSOUTH Corporation, a Delaware corporation, or any successor corporation.

(h)     “Covered Employee” means a covered employee as defined in Code Section 162(m)(3) or the regulations thereunder.

(i)       “Disability” means a physical or mental condition which is expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and which renders the Participant incapable of performing the work for which he is employed or similar work, as evidenced by eligibility for and actual receipt of benefits payable under a group Equity disability plan or policy maintained by the Company or any of its Subsidiaries that is by its terms applicable to the Participant.

(j)	“Dividend Equivalent” means a right granted to a Participant under Article 11.

(k)	“Effective Date” has the meaning assigned such term in Section 2.1.

(l)       “Full Value Award” means an Award other than in the form of an Option which is settled by the issuance of stock.

(m)     “Fair Market Value” means, as of any given date, the closing price at which the shares of common stock were traded (or if no transactions were reported on such date on the next preceding date on which transactions were reported) on the New York Stock Exchange on such date, or, if different, the principal exchange on which such stock is traded.

(n)     “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

(o)     “Non-Employee Director” means a director of the Company who is not an employee of the Company or an affiliate.

(p)     “Non-Qualified Stock Option” means an Option that is not intended to meet the requirements of Section 422 of the Code or any successor provision thereto for an incentive stock option.

(q)     “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option under the Plan shall be a Non-Qualified Stock Option or an Incentive Stock Option.

(r)      “Other Stock-Based Award” means a right, granted to a Participant under Article 13, which relates to or is valued by reference to Stock or other Awards relating to Stock.

(s)      “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.

(t)      “Participant” means a person who, as an employee, officer or director of the Company or any Subsidiary, has been granted an Award under the Plan.

(u)     “Performance Criteria” means accepted objective financial criteria in the healthcare services industry.

(v)     “Performance Objectives” means the performance goals or objectives, if any, established pursuant to this Plan for Participants who have been granted Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, region, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created index of Company competitors or peers. Any competitor or peer in a specially-created index ceases to exist during a Plan Year shall be disregarded for the entire Plan Year. Performance Objectives need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance Objectives may be based on any Performance Criteria, provided that any Performance Criteria applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the (1) earnings (including, but not limited to, earnings per share or other corporate measures); (2) profit (including, but not limited to, net profit, gross profit, operating profit, economic profit, profit margins or other profit measures); (3) net income; (4) revenue; (5) stock price or performance; (6) stockholder return; (7) return measures (including, but not limited to, return on assets, capital, equity or revenue); (8) EBITDA (including, but not limited to, cash flow measures); (9) market share; (10) expenses (including, but not limited to, expense management, expense efficiency ratios or other expense measures); (11) business expansions or consolidation (including but not limited to, acquisitions and divestitures); (12) internal rate of return; (13) planning accuracy (as measured by comparing planned results to actual results); (14) year-over-year patient volume growth; and (15) quality of care metrics of the Company, or a region. Except in the case of a Qualified Performance-Based Award (unless and to the extent permitted under Code Section 162(m)), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances unrelated to the performance of the Participant render the Performance Objectives unsuitable (including, but not limited to, asset write-downs or impairment charges, litigation or claim judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, foreign exchange gains and losses, or any other identifiable event of a nonrecurring or extraordinary nature), the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(w)     “Performance Share” means a bookkeeping entry that records the equivalent of one share of Stock awarded pursuant to Article 9.

(x)      “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Article 9.

(y)     “Plan” means the HEALTHSOUTH Corporation 2008 Equity Incentive Plan, as amended from time to time.

(z)        “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to qualify for the Section 162(m) Exemption. The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

(aa)    “Restricted Stock” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(bb)   “Restricted Stock Unit” or “RSU” means a bookkeeping entry that records a unit equivalent to one share of Stock awarded pursuant to Article 12.

(cc)    “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(dd)   “Specified Employee” means a specified employee as defined in Code Section 409A or applicable proposed or final regulations thereunder.

(ee)    “Stock” means the $.01 par value Common Stock of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Article 16.

(ff)     “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(gg)   “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest.

(hh)	“1933 Act” means the Securities Act of 1933, as amended from time to time.

(ii)	“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1.   COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of three or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2.   ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants.

4.3.	AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

(a)	Designate Participants;

(b)	Determine the type or types of Awards to be granted to each Participant;

(c)      Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)     Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e)      Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)      Prescribe the form of each Award Agreement, which need not be identical for each Participant and which may be in the form of a document evidencing multiple Awards to one or more Participants;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)     Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)       Make all other decisions and determinations that may be required or authorized under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j)	Amend the Plan or any Award Agreement as provided herein; and

(k)      Adopt such modification, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or a Subsidiary may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board or the Committee may, by resolution, to (i) designate officers, employees or directors of the Company or any of its Subsidiaries to be recipients of Awards under the Plan, and

(ii) to determine the number of such Awards to be received by any such Participants; provided however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible Participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.4.   DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

4.5.   AWARD AGREEMENTS. Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee. Award Agreements may be maintained and executed in electronic format.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1.   NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.3 and 16.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be six million (6,000,000) shares.

5.2.   REDUCTION RATIO. For purposes of Section 5.1, each share of Stock issued or transferred pursuant to an Award other than an Option or Stock Appreciation Right shall reduce the number of shares of Stock available for issuance under the Plan by two (2) shares. Awards that can be settled only in cash shall not reduce the number of shares of Stock available for issuance under the Plan.

5.3. SHARE COUNTING.

(a)        From and after the Effective Date, the following shall not reduce the number of authorized shares of Stock available for issuance under this Plan:

(1) Common Stock reserved for issuance upon exercise or settlement, as applicable, of Awards granted under the Plan to the extent the Awards expire or are canceled or surrendered;

(2) Restricted Stock granted under the Plan, to the extent such Restricted Stock is forfeited under Section 15.9 or is otherwise surrendered to the Company before the restricted period expires; and

(3) Awards, to the extent the payment is actually made in cash.

(b)        From and after the Effective Date, the following shares of Stock shall not become available for issuance under the Plan:

(1) Shares tendered by Participants as full or partial payment to the Company upon exercise of an Option granted under this Plan;

(2) Shares reserved for issuance upon grant of SARs or RSUs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs or RSUs; and

(3) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or RSUs or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.

(c)        Substitute Awards granted pursuant to Section 15.11 of the Plan shall not count against the shares of Stock otherwise available for issuance under the Plan under Section 5.1.

(d)        A Stock Appreciation Right issued under an Award shall be counted as the equivalent of an Option for purposes of counting against the shares of Stock available for issuance under the Plan pursuant to Section 5.1.

5.4.   STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.5.   MINIMUM VESTING REQUIREMENTS. Full-Value Awards granted under the Plan to an employee shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on Performance Objectives, or (ii) be granted solely in lieu of cash compensation.

ARTICLE 6

ELIGIBILITY

6.1.   GENERAL. Awards may be granted only to individuals who are employees, officers or directors of the Company or employees or officers of a Parent or Subsidiary.

ARTICLE 7

STOCK OPTIONS

7.1.   GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)      EXERCISE PRICE. The exercise price per share of Stock at which an Option is granted shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 15.11) shall not be less than the Fair Market Value as of the Grant Date. The exercise price of the Option shall not be reduced, directly or indirectly, without the prior approval by the Company’s shareholders.

(b)     TIME AND CONDITIONS OF EXERCISE. The Award Agreement shall specify the time or times at which an Option may be exercised in whole or in part. The Award Agreement shall specify the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

(c)      LAPSE OF OPTION. The Option shall lapse ten years after it is granted, unless an earlier option expiration date is set forth in the Award Agreement, and unless an earlier lapse occurs under Section 15.9. The original term of an Option may not be extended without the prior approval of the Company’s shareholders.

(d)     PAYMENT. The Award Agreement shall specify the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements) and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(e)      EVIDENCE OF GRANT. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1.   GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a)      RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1)	The Fair Market Value of one share of Stock on the date of exercise; over

(2)             The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the Grant Date.

(b)     OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

(c)      FREESTANDING STOCK APPRECIATION RIGHTS. A Stock Appreciation Right which is not granted in tandem with an Option or a similar right granted under any other plan of the Company shall be subject to the following:

(1)             Each grant shall specify in respect of each freestanding Stock Appreciation Right the grant price of the SAR;

(2)             Successive grants may be made to the same Participant regardless of whether any freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(3)             Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of acceleration under Article 15.

(d)     Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, shares of Stock or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue shares of Stock or other equity securities in lieu of cash.

(e)      Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date. The original term of an SAR may not be extended without the prior approval of the Company’s shareholders.

(f)      Change in Control. Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control or other similar transaction or event. For this purpose, a “change in control” shall satisfy the definition of “change in the ownership or effective control of a corporation, or a change in the substantial ownership of the assets of a corporation” set forth in Proposed Regulation Section 1.409A-3(g)(5).

ARTICLE 9

PERFORMANCE SHARES OR PERFORMANCE UNITS

9.1.   GRANT OF PERFORMANCE SHARES OR PERFORMANCE UNITS. The Committee is authorized to grant Performance Shares or Performance Units to Participants on such terms and conditions as may be selected by the Committee. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of shares, or the equivalent cash value if the Committee so provides, if the Performance Objectives established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property (including shares) as determined by the Committee, if the Performance Objectives in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall have the complete discretion to determine the number of Performance Shares or Performance Units granted to each Participant, subject to any limitations contained in Article 5. All Awards of Performance Shares or Performance Units shall be evidenced by an Award Agreement. The Award Agreement shall specify the number of Performance Shares or Performance Units to which it pertains; provided that such number may be adjusted to reflect changes in compensation or other factors. Further, the Award Agreement shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan. An Award of Performance Shares or Performance Units may or may not be designated as a Qualified Performance-Based Award, as determined by the Committee.

9.2.   RIGHT TO PAYMENT. A grant of Performance Shares or Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares or Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set Performance Objectives and other terms or conditions to payment of the Performance Shares or Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares or Performance Units that will be paid to the Participant.

9.3.   PERFORMANCE PERIOD. The performance period with respect to each Performance Share or Performance Unit shall commence on the date specified in the Award Agreement and may be subject to earlier termination in the event of an acceleration under Article 15.

9.4.   THRESHOLD PERFORMANCE OBJECTIVES. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5.   PAYMENT OF PERFORMANCE SHARES AND PERFORMANCE UNITS. Awards of Performance Shares or Performance Units may be payable in cash, Stock, or Restricted Stock in the discretion of the Committee, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement. For purposes of determining the number of shares of Stock to be used in payment of a Performance Unit denominated in cash but payable in whole or in part in Stock or Restricted Stock, the number of shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a share of Stock on the date of determination by the Committee of the amount of the payment under the Award.

9.6.   DIVIDEND EQUIVALENTS. Any grant of Performance Shares may provide for the payment to the Participant of Dividend Equivalents thereon in cash or additional shares of Stock on a current or contingent basis.

ARTICLE 10

AWARDS OF RESTRICTED STOCK

10.1.      GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement setting forth the terms, conditions and restrictions applicable to the Award. Each grant of Restricted Stock shall constitute an immediate transfer of the ownership of Stock to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

10.2.      ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions or transferability as the Committee may impose. Such restrictions may include, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock, and provisions subjecting the Restricted Stock to a continuing risk of forfeiture in the hands of any transferee. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Objectives or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3.      CONSIDERATION. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

10.4.      SUBSTANTIAL RISK OF FORFEITURE. Each grant shall provide that the Restricted Stock covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date. Such grant or sale may be subject to the earlier termination of such risk of forfeiture in the event of an acceleration under Article 15. The period during which Restricted Stock is subject to a “substantial risk of forfeiture” shall not be less than three (3) years, except that performance-based Restricted Stock shall be subject to a “substantial risk of forfeiture” for a period of not less than one (1) year.

10.5.      DIVIDENDS, VOTING AND OTHER OWNERSHIP RIGHTS. Unless otherwise provided in an Award Agreement or any special Plan document governing an Award, an Award of Restricted Stock shall entitle the Participant to all of the rights of a shareholder with respect to Restricted Stock (including voting and other ownership rights) throughout the restricted period. Participants may also be entitled to dividends if permissible under HEALTHSOUTH’s credit agreements.

10.6.      PERFORMANCE-BASED RESTRICTED STOCK. Any Award or the vesting thereof of Restricted Stock may be predicated on or further conditioned upon the attainment of Performance Objectives established by the Committee and may or may not be designated as a Qualified Performance-Based Award, as determined by the Committee.

10.7.      REINVESTING. Any grant may require that any or all dividends (if permitted under HealthSouth’s credit agreements) or other distributions paid on the Restricted Stock during the period of such restrictions be automatically sequestered and reinvested in additional shares of Stock, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

10.8.      ISSUANCE OF RESTRICTED STOCK. Restricted Stock issued under the Plan following vesting shall be evidenced in a manner authorized by the General Corporation Law of the State of Delaware and may be evidenced in any such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock or otherwise must be subject to reasonable precautions intended to prevent unauthorized transfer.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1.      GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee (if permitted under HealthSouth’s credit agreements). Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested. An Award of Dividend Equivalents may or may not be designated as a Qualified Performance-Based Award, as determined by the Committee.

ARTICLE 12

RESTRICTED STOCK UNITS

12.1      GRANT OF RSUs. The Committee is authorized to grant RSUs to Participants who are Non-Employee Directors on the following terms and conditions:

(a)      VESTING. Grants of RSUs shall be fully vested and shall be settled on the earlier of (i) a Change in Control or (ii) the six month anniversary of the date on which the Participant ceases to serve on the Board of Directors.

(b)     FORM OF PAYMENT. RSUs shall be paid in Stock or cash as specified in the Award Agreement. The Award Agreement may provide for an election by the Participant as to the form of payment.

(c)      DIVIDEND EQUIVALENTS. Additional RSUs shall be credited to the Participant’s account as of each date (a “Dividend Date”) on which cash dividends or special dividends and distributions are paid with respect to Stock, provided that the record date for such dividend or distribution is prior to the date the Participant’s RSUs become fully vested pursuant to Section 12.1(a) above. The number of additional RSUs to be credited to the Participant’s account as of any Dividend Date shall be equal to the quotient obtained by dividing (i) the product of (A) the number of RSUs credited to such account on the record date for such dividend or distribution and (B) the per share dividend or distribution value payable on such Dividend Date, by (ii) the Fair Market Value of a share of Stock or such Dividend Date.

ARTICLE 13

OTHER STOCK-BASED AWARDS

13.1.      GRANT OF OTHER STOCK-BASED AWARDS. Subject to the requirements of Section 5.5, the Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards. An Award made pursuant to this Article 13 may or may not be designated as a Qualified Performance-Based Award, as determined by the Committee.

ARTICLE 14

CODE SECTION 409A PROVISIONS

14.1.      DEFERRED COMPENSATION. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” to a Participant would otherwise be payable or distributable under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or on account of the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Any payment or distribution made at or on account of termination of employment to a Participant who is a Specified Employee may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service if the payment or distribution is not exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Agreement.

14.2.      SAFE HARBOR EXTENSION PERIOD. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent necessary to avoid the application of Section 409A of the Code to a Participant, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the fifteenth (15th) day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.

14.3.      DEFERRED COMPENSATION UNDER OTHER PLANS. In the event an Award is made as a result of a deferral of compensation under another plan or arrangement, the Award shall not be treated as deferred compensation with respect to this Plan; provided that, if such Award is deemed to be deferred compensation under this Plan, the Award shall be paid at the time and in the form specified in the other, relevant plan or arrangement. If the Award is paid at a time or in a form, or both at a time and in a form, specified in a deferral election, the deferral election shall specify the time and form of the delayed distribution. Such election must be made at least twelve (12) months prior to the date the Participant would have a binding right to payment of the Award; provided that a deferral election of an Award subject to Performance Objectives may be made no later than the date that is six (6) months before the end of a twelve-month performance period but before the Award has become both substantially certain to be paid and readily ascertainable. An election which changes the time or form of payment shall not take effect until five (5) years after the date the Participant would otherwise be entitled to payment (including the first payment of an installment or periodic payment) or otherwise have a binding right to the Award.

ARTICLE 15

PROVISIONS APPLICABLE TO AWARDS

15.1.      TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right granted in tandem with an Option exceed a period of ten years from its Grant Date.

15.2.	LIMITS ON TRANSFER.

(a)      Except as provided in Section 15.2(b) below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. No Awards may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation hereof shall be null and void. A Participant may designate a beneficiary in accordance with procedures established by the Committee pursuant to Section 15.3 below.

(b)     The Committee may, in its discretion, determine that notwithstanding Section 15.2(a), any or all Awards shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

(c)      Notwithstanding Sections 15.2(a) and (b), an Award may be transferred pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan, but only if the tax consequences flowing from the assignment or transfer are specified in said order, the order is accompanied by signed agreement by both or all parties to the domestic relations order, and, if requested by the Committee, an opinion is provided by qualified counsel for the Participant that the order is enforceable by or against the Plan under applicable law, and said opinion further specifies the tax consequences flowing from the order and the appropriate tax reporting procedures for the Plan.

15.3.      BENEFICIARIES. Notwithstanding Section 15.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

15.4.      STOCK CERTIFICATES. All Stock issued under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

15.5.      ACCELERATION FOLLOWING A CHANGE IN CONTROL. Except as otherwise provided in the Award Agreement, upon termination of a Participant’s employment by the Company without Cause, as such term is defined in Section 15.9 hereof, within twenty-four (24) months following the occurrence of a Change in Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised automatically shall become fully exercisable and all restrictions on all outstanding Awards automatically shall lapse. With respect to Performance Objectives applicable to any Award for which the performance period is not complete, the Committee shall have the discretionary authority to determine whether, and if so, the extent to which, (1) the performance period or the Performance Objectives shall be deemed to be satisfied or waived following a Change in Control, and (2) the Performance Objectives shall be modified, adjusted or changed on account of the Change in Control.

15.6.      ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 15.5 above, and subject to the restrictions on Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, and that any Performance Objectives with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 15.6. The Committee’s discretion to act under this Section 15.6 shall not be limited to individual circumstances, but shall include the occurrence of any corporate circumstance, transaction or other event which is not a Change in Control but which the Board deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, and in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event.

15.7.      EFFECT OF ACCELERATION. If an Award is accelerated under Section 15.5 or 15.6, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.8.	LAPSE OR FORFEITURE AT OR FOLLOWING TERMINATION OF EMPLOYMENT.

(a)      Except as otherwise provided in an Award Agreement, any Award, including, without limitation, Awards that are unvested, vested and unexercised, or subject or not subject to restrictions, shall automatically and immediately lapse and be forfeited if the Participant’s employment is terminated by the Company for Cause. As used herein, “Cause” means termination of the Participant’s employment by the Company or a Subsidiary due to a material violation of (i) the Company’s code of business conduct and ethics, (ii) the

Participant’s fiduciary duties to the Company, or (iii) any law, provided such violation has harmed the Company.

(b)     In the case of an Option or Stock Appreciation Right, the following shall determine the date such Option or Stock Appreciation Right shall lapse on account of termination of employment, provided that in no case shall an Option or Stock Appreciation Right extend beyond the original expiration date specified in the grant thereof:

(i)         An Option or Stock Appreciation Right that is not vested on the date a Participant’s employment terminates shall lapse and no further vesting shall occur following termination of employment.

(ii)        If the Participant’s employment is terminated for reasons other than (I) by reason of Disability or death or retirement at normal retirement age of 65, or (II) by the Company for Cause, for that Participant and with respect to any Option or Stock Appreciation Right that is vested and fully exercisable on the date of termination of employment, the period for exercising that Option or Stock Appreciation Right shall end ninety (90) days after the date of the Participant’s termination of employment and any unexercised Option or Stock Appreciation Right shall lapse at the end of such ninety-day period.

(iii)       If the Participant’s employment terminates by reason of Disability, for that Participant and with respect to any Option or Stock Appreciation Right that is vested and fully exercisable on the date of termination of employment, the period for exercising that Option or Stock Appreciation Right shall end one year after the date of the Participant’s termination of employment and any unexercised Option or Stock Appreciation Right shall lapse at the end of such one-year period.

(iv)       If the Participant’s employment terminates by reason of death, or if the Participant dies during the applicable ninety-day or one-year periods described in, respectively, paragraphs (ii) and (iii) above, for that Participant and with respect to any Option or Stock Appreciation Right that is vested and fully exercisable on the date of termination of employment, the period for exercising such Option or Stock Appreciation Right shall end one year after the date of the Participant’s death and any unexercised Option or Stock Appreciation Right shall lapse at the end of such one-year period. Upon the Participant’s death, the Option or Stock Appreciation Right may be exercised by the Participant’s beneficiary.

(v)        If the Participant’s employment is terminated by reason of retirement at normal retirement age of 65, then, unless the Committee in its discretion determines otherwise, for that Participant and with respect to any Option or Stock Appreciation Right that is vested and fully exercisable on the date of termination of employment, the period for exercising that Option or Stock Appreciation Right shall be the original term and any unexercised Option or Stock Appreciation Right shall lapse at the end of the original term.

(c)      In the case of any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Performance Shares or Performance Units that have not been fully earned, or any Stock that is subject to any transfer restriction hereunder:

(i)       If the Participant’s employment is terminated by reason of death or Disability, then the restrictions will lapse, and the unearned or unvested portion of the Award will become immediately vested, earned and nonforfeitable.

(ii)      If the Participant’s employment is terminated by reason of retirement at normal retirement age of 65, then the restrictions will lapse, or the Award will be deemed earned, as the case may be, with respect to that portion of the Award according to the following formula: The portion that becomes vested, earned and nonforfeitable shall equal the number of shares of Restricted Stock granted as of the Grant Date times the ratio of (i) the number of full months that have elapsed from the Grant Date to the date of the Participant’s retirement, to (ii), the number of full months contained in the original term of the Award, unless the Committee in its discretion determines otherwise.

(iii)     If the Participant’s employment is terminated for any reason other than by reason of death, Disability, or retirement at normal retirement age of 65 then the restricted or unearned portion of the Award shall automatically and immediately be cancelled and forfeited, unless the Committee in its discretion determines otherwise.

(d)     Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided that a Participant’s employment shall be deemed to be terminated upon the first date following the passage of six months of leave unless the Participant has a statutory or contractual right to reemployment. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, transfers from one Parent or Subsidiary to another Parent or Subsidiary or, in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from or by the Company. The Committee may in its sole discretion take any further action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. A Participant shall not be considered retired if and so long as he or she continues to serve as a director of the Company or a Subsidiary of the Company. The period of any leave of absence shall not be credited for vesting purposes unless otherwise determined by the Committee.

(e)      Without limiting the Committee’s discretion to cancel any Award at any time, the Committee shall have full power and authority to cancel an Award if the Participant, while employed by the Company or a Subsidiary or within a period which begins on the date of termination of employment and ends on the date which is one year later, engages in any activity which is in direct competition with the Company or solicits other employees or customers of the Company or its Subsidiaries in a competitive business venture. Whether a Participant has engaged in such conduct shall be determined by the Committee in its sole discretion, taking into account any determination by the Company that the Participant has acted in violation of a non-compete or non-solicitation agreement with or obligation to the Company or a Subsidiary.

15.9.      PERFORMANCE OBJECTIVES. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of Performance Objectives. If an Award is made on the basis of Performance Objectives, the Committee shall establish objectives prior to the beginning of the period for which such Performance Objectives relate (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified objective. Any payment of an Award granted with Performance Objectives, including any Qualified Performance-Based Award, shall be conditioned on the determination of the Committee in each case that the Performance Objectives and any other material conditions have been satisfied. The Committee’s determination shall be certified in the Committee’s minutes, and shall be based on receipt of a written certification of the Company’s Human Resource Department that the Performance Objectives and any other material conditions have been satisfied.

Except in the case of Disability or death of the Participant, or upon the occurrence of a Change in Control, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable Performance Objective or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162 (m) Exemption. Performance periods established by the Committee for a Qualified Performance-Based Award may be as short as three months and may be any longer period. In the case of Disability or death of the Participant, the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of an applicable Performance Objective will be waived.

If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the specified Performance Objectives are no longer appropriate and may (i) modify, adjust, change or eliminate the Performance Objectives or the applicable performance period as it deems appropriate to make such criteria and period comparable to the initial Performance Objectives and period, or (ii) make a cash payment to the Participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to an Award that is intended to be a Qualified Performance-Based Award if the recipient of such Award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the Performance Criteria or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Award is expected to be paid.

15.10.     SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing entity. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 16

CHANGES IN CAPITAL STRUCTURE

16.1.      GENERAL. In the event a stock dividend, stock-split or a combination or consolidation of the outstanding stock of the Company into a lesser number of shares, is declared upon the Stock, the authorization limits under Sections 5.1 and 5.5 shall be increased or decreased proportionately, and the shares of Stock then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefore. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, spin-off, stock split-up, combination or exchange of shares, merger or consolidation, the authorization limits under Sections 5.1 and 5.5 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

In addition, upon the occurrence or in anticipation of such an event, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iii) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (iv) that performance targets and performance periods for Awards will be modified consistent with Code Section 162(m) where applicable, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

ARTICLE 17

AMENDMENT, MODIFICATION AND TERMINATION

17.1.      AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of shares of Stock available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of employees eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an applicable exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations, or to comply with the listing or other requirement of an applicable exchange. Neither the Board nor the Committee may reprice outstanding Options without stockholder approval.

17.2.      AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 18

GENERAL PROVISIONS

18.1.      NO RIGHTS TO AWARDS. No eligible individual shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat eligible individuals uniformly, and determinations made under the Plan may be made by the Committee selectively among eligible individuals who receive, or are eligible to receive, Awards.

18.2.      NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

18.3.      WITHHOLDING. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. Additionally, if the Committee so determines, the Participant may deliver to the Company unrestricted shares which have been held by the Participant for at least six (6) months, or any other shorter or longer period as necessary to avoid the recognition of an expense under generally accepted accounting principles, to satisfy any additional tax obligations owed by the Participant. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of shares of Stock for taxes if the surrender of shares for such purpose would result in the Company’s recognition of expense under generally accepted accounting principles.

18.4.      NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Parent or Subsidiary, whether for the duration of the Participant’s Award or otherwise.

18.5.      UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary. This Plan is not intended to be subject to ERISA.

18.6.      INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.7.      RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

18.8.      EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.

18.9.      FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down.

18.10.     GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. Payment of an Award hereunder may be delayed in the sole discretion of the Committee if the Committee reasonably anticipates that payment of the Award would violate Federal securities law or other applicable law; provided that payment shall be made at the earliest date that the Committee reasonably anticipates that making the payment will not cause such violation.

18.11.     GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

18.12.     ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

18.13.     FOREIGN PARTICIPANTS. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

18.14.     NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer shares of Stock to a Subsidiary or a Parent, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or Parent will transfer such shares of Stock to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

HEALTHSOUTH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 8, 2008

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints John P. Whittington and John L. Workman, and each of them, as attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock and Series A preferred stock of HealthSouth Corporation that the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders at 11:00 A.M. Central Time, on Thursday, May 8, 2008, and at any postponement or adjournment thereof, with all powers that the undersigned would have if personally present thereat.

This proxy, when properly executed, will be voted as specified by the undersigned on the reverse side. If no choice is specified, the proxy will be voted as to all shares of the undersigned: FOR the election of all nominees for director listed on the reverse side; and FOR Proposals 2 and 3. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

(Continued and to be marked, dated and signed on the other side)

Address Change (Mark the corresponding box on the reverse side)

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FOLD AND DETACH HERE

You can access, view and download this year’s Annual Report and Proxy Statement at http://bnymobular.net/bnymellon /hl s

Address Change ☐

(make correction on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR ALL DIRECTORS AND FOR PROPOSALS 2 AND 3.

(1) Election of Directors.

(01) Edward A. Blechschmidt	(06) Jay Grinney
(02) John W. Chidsey	(07) Jon F. Hanson
(03) Donald L. Correll	(08) Leo I. Higdon, Jr.
(04) Yvonne M. Curl	(09) John E. Maupin, Jr.
(05) Charles M. Elson	(10) L. Edward Shaw, Jr.

FOR	AGAINST	ABSTAIN
⁭	⁭	⁭

Withhold for the nominees you list below: (Write the nominee’s name on the line below.)

(2) Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2008.	FOR	AGAINST	ABSTAIN
	⁭	⁭	⁭

(3) Proposal to approve the HealthSouth 2008 Equity Incentive Plan.	FOR	AGAINST	ABSTAIN
	⁭	⁭	⁭

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM eastern time on May 7, 2008.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/hls Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	TELEPHONE 1-866-540-5760 Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can access, view and download this year’s Annual Report and Proxy Statement at

http://bnymobular.net/bnymellon /hls